SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
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GSE SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)
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GSE SYSTEMS, INC.
6940 Columbia Gateway Drive, Suite 470
Columbia, MD  21046
(410) 970-7800
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of GSE Systems, Inc. on Tuesday, June 14, 2022.  The Annual Meeting will begin at 9:00 a.m. local time and will take place at 6724 Alexander Bell Drive, Hub Spot Conference Center, Suite 105, Columbia, Maryland 21046.  Appropriate pandemic safety protocols will be observed as required by local ordinance.
The business to be presented for action at the Annual Meeting is described in the Proxy Statement.  We urge you to read the Proxy Statement carefully.  In addition to the formal items of business, I will be available at the meeting to answer your questions.
We look forward to seeing you at the meeting.
Very truly yours,

Kathryn O’Connor Gardner
Chairman of the Board

GSE SYSTEMS, INC.
6940 Columbia Gateway Drive, Suite 470
Columbia, MD  21046
NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
Tuesday, June 14, 2022
NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of GSE Systems, Inc. (the “Company”) will be held on Tuesday, June 14, 2022, at 9:00 a.m. local time, at 6724 Alexander Bell Drive, Hub Spot Conference Center, Suite 105, Columbia, Maryland 21046, and thereafter as it may from time to time be adjourned, for the purposes stated below:
1.	To elect two Class III directors to serve until the 2025 Annual Meeting and until their successors are elected and qualified;

2.	To approve a non-binding resolution regarding the compensation of the Company’s named executive officers;

3.
To ratify the appointment by the Audit Committee of the Board of Directors of Dixon Hughes Goodman LLP, including any successor firm, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

4.	To approve the Company’s 1995 Long-Term Incentive Plan (as Amended and Restated effective April 5, 2022); and

5.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 18, 2022, as the record date for the Annual Meeting.  Owners of the Company’s common stock at the close of business on that day are entitled to receive this notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.  Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and this Notice of Annual Meeting of Stockholders.  We urge you to read the Proxy Statement carefully.
If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card to help us plan for the Annual Meeting.  Appropriate pandemic safety protocols will be observed as required by local ordinance.
By Order of the Board of Directors

Daniel W. Pugh
General Counsel and Secretary
Columbia, Maryland
May 2, 2022

GSE SYSTEMS, INC.
6940 Columbia Gateway Drive, Suite 470
Columbia, MD  21046
(410) 970-7800
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on Tuesday, June 14, 2022
GENERAL ANNUAL MEETING INFORMATION
This proxy statement contains information related to the annual meeting (the “Annual Meeting”) of stockholders of GSE Systems, Inc. (the “Company” or “GSE Systems”) to be held on Tuesday, June 14, 2022, at 9:00 a.m. local time at 6724 Alexander Bell Drive, Hub Spot Conference Center, Suite 105, Columbia, Maryland 21046.  Proxies are hereby being solicited by the board of directors (“Board of Directors”).  The notice of the Annual Meeting will be mailed to stockholders on or about May 2, 2022, which will be the date electronic materials are first made available to the stockholders.
Electronic Document Delivery
Why didn’t I receive paper copies of the proxy materials in the mail?
As permitted by the rules of the Securities and Exchange Commission (“SEC”), we are now primarily furnishing proxy materials and annual reports to our stockholders on the Internet, rather than mailing paper copies of the Proxy Statement and the Annual Report to each stockholder.  If you received only an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail, you will not receive a paper copy of these proxy materials unless you request one.  Instead, the Notice will instruct you on how you may vote your shares.  The Notice will also instruct you as to how you may access your proxy card to vote over the Internet.  If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.
Annual Meeting Business
What proposals will be addressed at the Annual Meeting?
Stockholders will be asked to vote on the following proposals at the Annual Meeting:
1.	Election of two Class III directors to serve until the 2025 annual meeting of stockholders and until their successors are elected and qualified;

2.	A non-binding resolution to approve the compensation of the Company’s named executive officers;

3.
A resolution ratifying the appointment by the Audit Committee of the Board of Directors of Dixon Hughes Goodman LLP, including any successor firm, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

4.	A resolution to approve the Company’s 1995 Long-Term Incentive Plan (as Amended and Restated effective April 5, 2022); and

5.	Any other matters properly brought before the meeting or any postponement or adjournment thereof.

Our Board unanimously recommends that the stockholders vote FOR the nominees for Class III director in Proposal 1, Kathryn O’Connor Gardner and Kyle J. Loudermilk, and FOR proposals 2, 3, and 4.
What vote is required to approve each proposal?
Conduct of business at the Annual Meeting requires the presence of a quorum of stockholders.  A quorum is achieved if stockholders holding at least a majority of our outstanding common stock as of the close of business on April 18, 2022 (the “Record Date”) are present at the Annual Meeting, in person or by proxy.  Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present for the conduct of business.
Proposal 1:  Election of Directors.  To be elected to the Board of Directors, a nominee for director must receive the affirmative vote of a majority of the sum of (a) the total votes cast for and (b) the total votes affirmatively withheld as to such nominee.  Thus, the persons receiving the two highest number of votes will be elected as Class III directors, provided that such persons also receive a majority of votes cast.  Abstentions and broker non-votes have no impact on the outcome of the election of directors as long as a quorum is present.  There are two Class III directors to be elected at the Annual Meeting and two individuals have been properly nominated.  The nominees for Class III directors are Kathryn O’Connor Gardner and Kyle J. Loudermilk.
Proposal 2:  A Non-binding Resolution to Approve the Company’s Named Executive Officer Compensation.  The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on this proposal.  Abstentions and broker non-votes are not votes cast and, therefore, will not affect the outcome of the voting for this proposal as long as a quorum is present.  This proposal is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results.
Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting Firm.  The approval of Proposal 3 requires the affirmative vote of a majority of the votes cast on this proposal.  Abstentions will have no effect on the results of this vote.  Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street names on this proposal.  If a broker does not exercise this authority, such broker non-votes will not affect the outcome of the voting for this proposal.
Proposal 4: Approval of the Company’s 1995 Long-Term Incentive Plan (as Amended and Restated effective April 5, 2022).  The approval of Proposal 4 requires the affirmative vote of a majority of the votes cast.  Abstentions and broker non-votes are not votes cast and, therefore, will not affect the outcome of the voting for this proposal.
The Company will continue its long-standing practice of holding the votes of all stockholders in confidence from directors, officers and employees except:  (a) as necessary to meet applicable legal requirements and to assert and defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management.

Voting and Proxies
Who may vote at the Annual Meeting?
All stockholders of record of the Company’s common stock, par value $0.01 per share (“Common Stock”), on the Record Date will be entitled to vote at the Annual Meeting.  At the close of business on the Record Date, the Company had 20,975,506 shares of Common Stock outstanding and entitled to vote.
How many votes do I have?
You are entitled to cast one vote for each share of Common Stock owned by you on the Record Date on all matters properly brought before the Annual Meeting.
How do I vote?
If you are a holder of record (that is, if your shares are registered in your name with Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”)), there are four ways to vote:
Telephone Voting:  You may provide your voting instructions by telephone by calling the toll-free telephone number indicated on the proxy card.  Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.  The proxy holders will vote your shares according to your directions at the Annual Meeting.
Internet Voting:  You may provide your voting instructions electronically over the Internet by following the instructions on the proxy card.  Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.  The proxy holders will vote your shares according to your directions at the Annual Meeting.
Return Your Proxy Card By Mail:  You may provide your voting instructions by completing, signing, and returning the proxy card in the postage-paid envelope provided with this proxy statement.  The proxy holders will vote your shares according to your directions at the Annual Meeting.  If you sign and return your proxy card without specifying choices, your shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.
Vote at the Meeting:  You may cast your vote in person at the Annual Meeting.  Written ballots will be passed out to any stockholder of record as of the Record Date or proxyholder who wants to vote in person at the meeting.
Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. local time on June 13, 2022.  Telephone and Internet voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and, therefore, not be counted.
Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy.  You may still vote your shares in person at the Annual Meeting even if you have previously voted by proxy.  If you are present at the Annual Meeting and desire to vote in person, your vote by proxy will not be counted.
How do I vote if I hold my shares in “street name?”
If you hold shares in “street name,” you should follow the voting directions provided by your broker or nominee.  You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee.  If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.
Will my shares be voted if I do not provide my proxy?
If you are the stockholder of record and you do not vote in person or provide a proxy, your shares will not be voted.
If your shares are held in a street name, your broker is permitted to cast a vote on your behalf on “routine” matters under applicable New York Stock Exchange rules governing brokers in situations where they have not received voting instructions from you.  Routine matters include the ratification of the appointment of our independent registered public accountants.  Nevertheless, certain brokers may elect not to exercise their permissive authority to vote on your behalf on “routine” matters absent voting instructions from you and, in such cases, your shares will not be voted unless you provide a proxy or vote in person.
Conversely, if your shares are held in a street name, for non-routine matters your broker is not permitted to vote your shares unless they have received voting instructions from you.  The election of Directors, the non-binding resolution to approve the Company’s executive compensation, and the approval of the Company’s amended and restated 1995 Long-Term Incentive Plan are not considered to be “routine” matters, and therefore your broker may not vote your shares with respect to these proposals absent your voting instructions.  When a broker elects to exercise its permissive authority to vote on your behalf on “routine” matters without receiving your voting instructions, but cannot vote on non-routine matters because they did not receive your voting instructions, your shares will not be voted on the non-routine matters and will constitute broker non-votes with respect to those matters.
Can I change my mind after I vote?
Yes.  If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:
•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy and prior to the deadline for submitting a vote by telephone or Internet;

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person after giving notice to the Secretary of the Annual Meeting.

If you hold your shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee.  You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

Other Meeting Information
Could the Annual Meeting be postponed?
If a quorum is not present or represented at the Annual Meeting, the chair of the meeting or the stockholders entitled to vote at the meeting have the power to postpone the meeting.  The presence, in person or by proxy, of at least a majority of the shares of Common Stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting.
Who bears the cost of soliciting proxies?
The Company will bear the cost of preparing, assembling and mailing the full set of proxy materials and of reimbursing brokers, nominees, fiduciaries, and other custodians for out-of-pocket and clerical expenses of transmitting the proxy materials to the beneficial owners of our shares.  In addition to use of the mail, proxies may be solicited by directors, officers, and other employees of the Company, without additional compensation, in person or by telephone.  The Company does not plan to employ a professional solicitation firm with respect to items to be presented at the Annual Meeting.
How can I obtain additional information about the Company?
The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”), as filed with the SEC, including financial statements and financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but without exhibits.  A list describing the exhibits not contained in the 2021 Form 10-K will be furnished with the 2021 Form 10-K.  Please address all written requests to GSE Systems, Inc., 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046, Attention: Corporate Secretary.  Exhibits to the 2021 Form 10-K will be provided upon written request and payment of an appropriate processing fee which is limited to the Company’s reasonable expenses incurred in furnishing the requested exhibits.  In addition, the 2021 Form 10-K can be found on the Company’s website by navigating to the Corporate Governance page at https://www.gses.com/about/investors/corporate-governance/, or by navigating to the SEC filings page at https://www.gses.com/about/investors/financials/.  You also may view proxy materials or request paper copies either (a) online at www.ProxyVote.com, (b) by telephone at 1-800-579-1639, or (c) by emailing sendmaterial@proxyvote.com according to the instructions provided on the proxy card.
Do any of the officers or directors have a material interest in the matters to be acted upon?
To the best of our knowledge, no directors, officers, or any of their associates have a material interest, direct or indirect, in any matters to be acted upon at the Annual Meeting, other than with respect to the non-binding executive compensation proposal.
What COVID-19 measures will be implemented at the annual meeting?
We anticipate following state and local regulations and guidance from the Centers from Disease Control (CDC) at the annual meeting.  We will follow regulations and ordinance promulgated by the State of Maryland and Howard County, Maryland, respectively, which may include a requirement that all attendees wear a mask covering their nose and mouth while in attendance at the meeting.  Some Company officers, directors, or representatives may attend the meeting via telephone or video conference in order to reduce the number of physical attendees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT
Voting Securities and Principal Holders Thereof
The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of the Record Date by (1) all beneficial owners of 5% or more of the Common Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement (the “Named Executive Officers”); and (4) all executive officers, directors and nominees of the Company as a group.  The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (the “SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose.  SEC rules deem a person to be the beneficial owner of any securities which that person has the right to acquire within 60 days of the Record Date.  The Common Stock is the only class of voting securities of the Company.  Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the Common Stock have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Unless otherwise indicated, the address for each of the stockholders listed below is c/o GSE Systems, Inc., 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046.
Name of Beneficial Owner	GSE Common Stock Amount and Nature of Beneficial Ownership (A)(1)		Percent of Class (B)(1)
Beneficial Owners

NGP Energy Technology Partners II, L.P. 1700 K St. NW, Suite 750 Washington, DC 20006	2,616,525	(2)	12.5%

Needham Asset Management, LLC, Needham Investment Management L.L.C., Needham Aggressive Growth Fund, and George A. Needham 250 Park Avenue, 10th Floor New York, NY 10177-1099	1,364,000	(3)	6.5%

Board and Management

William S. Corey, Jr.	81,566	(4)	*
Thomas J. Dougherty	13,597	(5)	*
Kathryn O’Connor Gardner	80,156	(6)	*
Suresh Sundaram, Ph.D.	158,527	(7)	*

Kyle J. Loudermilk	507,995	(8)	2.4%

Bahram Meyssami, Ph.D.	185,945	(9)	*
Emmett A. Pepe	192,089	(10)	*

Directors and Executive Officers as a group (8 persons)	1,293,372	(11)	6.1%

Notes
*	Less than one percent.
(A)	This table is based on information supplied by officers, directors, and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC.

Notes (continued)
(B)	Applicable percentages are based on 20,975,506 shares outstanding on April 18, 2022, adjusted where applicable for each owner as required by rules promulgated by the SEC.
(1)	Includes all time-restricted stock units vesting within 60 days of the Record Date.
(2)
Based on a Schedule 13G filed with the SEC on February 13, 2020, by NGP Energy Technology Partners II, L.P., on its own behalf and on behalf of NGP ETP II, L.L.C., Energy Technology Partners, L.L.C., and Philip J. Deutch. Each of the Reporting Persons other than NGP Energy Technology Partners II, L.P., disclaim beneficial ownership over the securities reported except to the extent of the Reporting Persons’ pecuniary interest therein.

(3)
Based on a Schedule 13G filed with the SEC on February 14, 2022, by Needham Asset Management, LLC, Needham Investment Management L.L.C., Needham Aggressive Growth Fund, as series of The Needham Funds Inc., and George A. Needham.  Needham Investment Management L.L.C., is the relevant entity for which each of Needham Asset Management, LLC and George A. Needham may be considered a control person.  Each entity shares voting and dispositive power with respect to 1,364,000 shares of Common Stock.

(4)	Includes 50,316 shares of Common Stock owned directly by Mr. Corey and 31,250 shares of Common Stock issuable upon vesting of time-restricted stock units held by Mr. Corey.
(5)	Includes 13,597 shares of Common Stock issuable upon vesting of time-restricted stock units held by Mr. Dougherty.
(6)	Includes 48,906 shares of Common Stock owned directly by Ms. Gardner and 31,250 shares of Common Stock issuable upon vesting of time-restricted stock units held by Ms. Gardner.
(7)	Includes 127,277 shares of Common Stock owned directly by Dr. Sundaram and 31,250 shares of Common Stock issuable upon vesting of time-restricted stock units held by Dr. Sundaram.
(8)	Includes 507,995 shares of Common Stock owned directly by Mr. Loudermilk.
(9)	Includes 185,945 shares of Common Stock owned directly by Dr. Meyssami.
(10)	Includes 192,089 shares of Common Stock owned directly by Mr. Pepe.
(11)
Includes 1,186,025 shares of Common Stock owned directly by the directors and executive officers and 107,347 shares of Common Stock issuable upon vesting of time-restricted stock units held by the independent directors.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
Independent Directors
Name		Age	Title(s)
William S. Corey, Jr.	(1)	62	Director, Chair of the Audit Committee
Thomas J. Dougherty	(1)	63	Director
Kathryn O’Connor Gardner	(1), (2)	46	Director, Chairman of the Board of Directors, and Chair of the Nominating and Governance Committee
Suresh Sundaram, Ph.D.	(1)	56	Director, Chair of the Compensation Committee

(1) Member of Audit Committee, Compensation Committee, and Nominating and Governance Committee
(2) Candidate for re-election to the Board of Directors as an Independent Director
Directors who are also Executive Officers
Name		Age	Title(s)
Kyle J. Loudermilk	(3)	54	Director, Chief Executive Officer, President

(3) Candidate for re-election to the Board of Directors
Executive Officers
Name	Age	Title(s)
Bahram Meyssami, Ph.D.	60	Chief Technology Officer
Emmett A. Pepe	57	Chief Financial Officer, Treasurer
Daniel W. Pugh	55	Chief Legal and Risk Officer, Secretary

Background of Directors and Executive Officers and Qualifications of Directors
Biographical information with respect to the directors and executive officers of GSE Systems is set forth below.  There are no familial relationships between any directors or executive officers.
Independent Directors
William S. Corey, Jr. – Mr. Corey has served as an independent director of GSE Systems since August 2020 and is Chair of the Company’s Audit Committee.  He brings extensive experience in public accounting including auditing SEC registrants, financial reporting, complex accounting, and internal controls evaluation.  Mr. Corey served as an Audit, Senior Relationship and National Pursuit Team Partner for PricewaterhouseCoopers LLP (“PwC”) from 2002 to 2020.  He led the audit practice and served as office managing partner for PwC’s Baltimore office for over 11 years.  Mr. Corey also is a member of the boards of directors of Stewart Information Services, Inc. (NYSE:STC), where he serves on the Audit and Compensation Committees, and of Fundbox, Ltd., where he serves as Chair of the Audit Committee and is a member of both the Compensation and Nominating and Corporate Governance Committees.  He also serves on the LP Advisory Committee for Squadra Ventures, and the Board of Advisors for StepStone VC Global Partners, L.P., and StepStone VC Diversity, L.P., all Venture Capital Funds located in the Baltimore, Maryland area.  Mr. Corey is currently on the Board of Directors of the Port Discovery Children’s Museum and on the Board of Advisors of the James Madison University College of Business.
Mr. Corey is a certified public accountant licensed in Maryland, has over 37 years of experience in public accounting with extensive experience in auditing SEC registrants, financial reporting, complex accounting, and internal controls evaluation.  Prior to his PwC roles, he served as an audit partner at Arthur Andersen LLP from 1995 to 2002 and served in other roles in its Audit Practice from 1982 to 1995.  Mr. Corey graduated with honors from James Madison University with a B.B.A. in accounting and finance and a minor in economics in 1982.
For more than 37 years, Mr. Corey has audited public and large private companies and has advised Boards of Directors and Audit Committees on financial reporting, internal controls, internal and external investigations, disaster recovery, regulatory reviews, and cyber-attacks.  Additionally, he is highly qualified as a “Financial Expert” for all public company Audit Committee and Audit Committee chair requirements.  Having traveled extensively for clients around the world, Mr. Corey possesses a global perspective and has a proven ability to work collaboratively with management and board members.  Mr. Corey’s financial insights and his expertise in risk and audit matters brings added depth and strength as a member of the Board, as Chair of the Audit Committee, and as a member of the Compensation and Nominating and Governance Committees.
Thomas J. Dougherty – Mr. Dougherty has served as an independent director of GSE Systems since February 2022.  He brings more than 40 years of experience in the nuclear industry to his service on the Company’s Board of Directors.  Mr. Dougherty currently serves as chair or subcommittee lead on the Nuclear Safety Review Boards for Southern Company, Energy Northwest, and Constellation Energy.  These boards are comprised of independent experts who periodically review overall performance at U.S. nuclear power plants, including compliance with the design and licensing bases.
Mr. Dougherty retired in 2019 as the Senior Vice President of Mid-Atlantic Operations for the Exelon Corporation, the largest producer of nuclear-generated electricity in the U.S.  In that role, Mr. Dougherty was responsible for the operation and maintenance of Exelon’s six nuclear plants in Pennsylvania and New Jersey, with a combined generation portfolio of 6,300 Megawatts and an annual revenue stream in excess of $1.5 billion.  During his tenure in that role, he was the executive sponsor for Exelon Nuclear’s Talent and Leadership Development Business Imperative, including diversity and inclusion initiatives.  Mr. Dougherty also spearheaded the fleetwide Nuclear Fuel Reliability initiative.  Mr. Dougherty’s career with Exelon began in 1986 following six years in the U.S. Navy Nuclear Submarine program.  During his career, he served in numerous leadership roles, including Site Vice President at the Peach Bottom Atomic Power Station and at the Limerick Generating Station, as well as the Plant Manager at Three Mile Island Unit 1 during a $200 million Steam Generator replacement project.  During his career with Exelon, Mr. Dougherty was influential in industry programs, including mentoring the Reactor Technology for Industry Executives course conducted at the Massachusetts Institute of Technology, and mentoring leadership courses at the Institute of Nuclear Power Operations (INPO).
Mr. Dougherty graduated from Widener University with a B.S. degree in Engineering.  He held a Senior Reactor Operator’s (SRO) license from the U.S. Nuclear Regulatory Commission, and an SRO simulator instructor certification.  He also graduated from the Senior Nuclear Plant Management Course conducted by INPO’s National Academy for Nuclear Training.
Mr. Dougherty’s extensive experience working in the nuclear power industry, including managing major projects (>$100M) throughout his career, enables him to make valuable contributions and provide strategic insight to GSE’s executive leadership team and as a member of Company’s Board of Directors and Audit, Compensation, and Nominating and Governance Committees.

Kathryn O’Connor Gardner – Ms. Gardner is an experienced distressed debt investor.  In 2020, she helped launch Livello Capital, a fund focusing on deep value, event-driven situations.  Previously, Ms. Gardner was a Senior Vice President and Corporate Credit Research Analyst within AllianceBernstein’s high-yield research group, focusing on the energy sector.  In this role, she oversaw all energy-related investments for traditional high yield portfolios with roughly $35 billion in assets under management.  She was also an Investment Committee Member for the Energy Opportunity Funds at AllianceBernstein.  Prior to joining AllianceBernstein in 2016, Ms. Gardner was a Managing Director on the sell-side at Deutsche Bank where she covered industries including energy, automotive, and aerospace & defense.  Ms. Gardner’s Wall Street experience spans more than 20 years, and she also has experience serving as an advisor for startups on strategy, financial analysis and capital market transactions.
Ms. Gardner is a Founding Board Member of the Haas Center for Gender, Equity & Leadership, which seeks to build the economic case for supporting workplace diversity, and is a member of the Haas Dean’s Advisory Board, which brings together the school’s next generation of leaders.  Finally, she sits on the board of the CSNK2A1 Foundation, which is focused on finding a cure for an ultra-rare genetic disorder called Okur-Chung Neurodevelopmental Syndrome.  Ms. Gardner holds a B.S. in economics and a B.A. in business administration (Walter A. Haas School of Business) from the University of California, Berkeley.  Her valuable experience in the finance industry enables her to provide broad financial and investor expertise as Chairman of the Board, as Chair of the Nominating and Governance Committee, as a member of the Compensation Committee, and on the Audit Committee where she also serves as a financial expert.
Suresh Sundaram, Ph.D. – Dr. Sundaram has served as a director of the Company since September 2016.  Dr. Sundaram has more than 30 years of experience in general management, product management, sales, and marketing, focused on high-tech.  He is currently the Vice President, Operations of the Construction Enterprise Solutions sector at Trimble, Inc.  Prior to Trimble, Dr. Sundaram was Chief Product and Marketing Officer at CiBO Technologies, a Cambridge, Massachusetts, based startup bringing simulation and data science technology to the agriculture industry.  Prior to CiBO, he was the Senior Vice President – Products and Marketing at Exa Corporation, and before that, held a variety of leadership roles during a 20+-year career at Aspen Technology, a publicly-traded process software company, where his last role was Senior Vice President of Products and Market Strategy.  Dr. Sundaram earned his Master of Science and Ph.D. degrees in Chemical Engineering from the Massachusetts Institute of Technology (MIT) and a Bachelor of Science degree in Chemical Engineering from the Indian Institute of Technology (IIT), Bombay.
Dr. Sundaram brings a wide range of applicable experience and knowledge to his role as a member of the Board, particularly with respect to providing strategic guidance on product development and marketing, business turnaround, scaling companies, mergers and acquisitions, and as a member of the Audit, Compensation, and Nominating and Governance Committees of the Board.  He also contributes his expertise in executive and board compensation and leadership as Chair of the Company’s Compensation Committee.
Directors who are also Executive Officers
Kyle J. Loudermilk – Mr. Loudermilk joined the Company in August 2015 as the CEO and President and also serves as a member of the Board of Directors.  He is a technology executive whose 27-year career has focused on growing technology companies through organic growth, geographic expansion and acquisitions, creating significant stockholder value along the way.
Mr. Loudermilk was the VP of Operations – Technology from 2013 to 2015 and VP of Corporate Development from 2005 to 2009 at MicroStrategy, a company focused on business intelligence, big data, and mobile identity solutions.  From 2009 to 2012 he was the VP of Product Management at Datatel, now known as Ellucian, a firm focused on higher education solutions, growing the company significantly through new product introduction during his tenure.  Mr. Loudermilk held management roles including VP of the Design and Simulation Business Unit and VP of R&D/Operations at Aspen Technology.  He began his career as a Process Engineer for Mobil Oil Corporation.  He earned his B.S. and M.S. from Columbia University in chemical engineering, and is an alumnus of Harvard Business School having completed The General Manager Program.
Mr. Loudermilk’s extensive experience in leading and providing strategic guidance to technology driven organizations enables him to contribute valuable perspective and first-hand knowledge as a Board member.
Executive Officers
Bahram Meyssami, Ph.D. – Dr. Meyssami joined the Company as its Chief Technology Officer in December 2015.  He has over 30 years of experience in complex enterprise-level software development and delivery for engineering, education, and analytics.  From February 2012 until he joined the Company, Dr. Meyssami was the Senior Director of Data Analysis in the Office of Analytics at the University of Maryland Global Campus.  He served as Director of Software Development, Technology at Ellucian, Inc. (formerly Datatel, Inc.) from March 2010 to January 2012.  Before that he was Vice President, Technology for Three Stage Media, Inc. (formerly BDMetrics) from July 2005 to February 2010.  Dr. Meyssami has held multiple technology leadership roles in several organizations developing state-of-the-art software technology and growing effective technology teams focused on delivery of customer-aligned value.  He holds a B.S., a M.S., and a Ph.D. in chemical engineering from the University of Maryland College Park.
Emmett A. Pepe – Mr. Pepe has served as the Company’s Chief Financial Officer and Treasurer since July 2016.  From 2012 to 2016, Mr. Pepe had served as Senior Vice President – Finance and worldwide Controller of MicroStrategy, Inc., a publicly-traded enterprise-analytics, mobile, and security software company, overseeing that company’s financial activities including accounting, financial reporting, tax, and treasury.  From 2007 to 2012, Mr. Pepe served as Vice President – Accounting and Corporate Controller at BroadSoft, Inc., a software and services company that enables telecommunications service providers to deliver hosted, cloud-based unified communications to their enterprise customers.  While at BroadSoft, Mr. Pepe was responsible for overall global accounting, SEC reporting, tax, treasury, human resources, and facilities, and was part of the executive management team that took BroadSoft public in 2010.  Mr. Pepe also has held a number of senior financial leadership positions with various other companies including Software AG, webMethods, Inc., British Telecom Inc., Concert Communications Company, and MCI Communications Corporation.  Mr. Pepe has a B.S. degree in Accounting from Penn State University and is a Certified Public Accountant.
Daniel W. Pugh – Mr. Pugh joined the Company in February 2016 and serves as its Chief Legal and Risk Officer and Corporate Secretary.  He is a business attorney with more than 28 years of experience working with technology-enabled software and service companies.  Mr. Pugh’s core areas of expertise include operations, transactions, risk management, technology development and commercialization, intellectual property protection, and corporate practices improvement.  From October 2010 through January 2016, Mr. Pugh served as General Counsel of ANCILE Solutions, Inc. (now known as uPerform), a leading workforce performance improvement enterprise software company, where he was responsible for all legal and corporate matters and operational risk management.  Prior to that he served as General Counsel of Synthetic Genomics, Inc., a biotechnology and biofuels research and development company, and as Counsel to other public and private businesses.  His degrees include a S.B. from the Massachusetts Institute of Technology, a J.D. from the University of Maryland Carey School of Law, where he served as Executive Editor of the Maryland Law Review, and a M.B.A. from the University of Maryland Smith School of Business.  Mr. Pugh is a Certified Financial Risk Manager (FRM) and also holds a certificate in the management of Sustainability and Climate Risk (SCR).

CORPORATE GOVERNANCE
The Board of Directors
The Board oversees the business affairs of the Company, while Management carries out the daily processes, controls and execution of the Company’s long-term strategy.  Among the Board’s most significant responsibilities are the oversight of the Company’s long-term strategy, the selection and support of the CEO of the Company, and the annual election of the Company’s executive officers.  The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company.  The Board recognizes the importance of ensuring that the Company’s overall business strategy is designed to create long-term value for Company stockholders.  As a result, the Board maintains an active oversight role in formulating, planning and implementing the Company’s long-term strategy and has sought to align compensation incentives with that vision.  Members of the Board are kept informed of the Company’s business and progress in relation to this long-term strategy by regular communications with the CEO, various reports and documents sent to them, and by way of operating and financial reports made at Board and Committee meetings.  The Board regularly considers the progress of and challenges to the Company’s strategy and related risks throughout the year.  At each regularly-scheduled Board meeting, the Chairman leads an executive session with the non-employee members of the Board to discuss executive officer performance, the Company’s long-term plans, and strategic and other significant business developments since the last meeting.
In terms of the structure of the Board, the Company’s Certificate of Incorporation provides that the Board is divided into three classes, as nearly equal in number as possible, that serve staggered three-year terms.  The stockholders elect at least one class of directors annually.  Stockholders will elect two Class III directors at the 2022 Annual Meeting, and Kathryn O’Connor Gardner and Kyle J. Loudermilk have been properly nominated for election to a three-year term at the Annual Meeting.  The Company’s current Class I directors (William S. Corey, Jr., and Thomas J. Dougherty) will serve until the 2023 annual meeting and their successors are duly elected and qualified, and the Company’s current Class II director (Suresh Sundaram) will serve until the 2024 annual meeting and his successor is duly elected and qualified.  The Board believes that the Company continues to be best served by a staggered or classified board as it promotes continuity as the Company pursues its business strategy.  Nevertheless, the Board is aware of the concerns related to a staggered Board and, in recent years, has promoted Board refreshment and revitalization – including, in February 2022, the appointment of Thomas J. Dougherty.
Independence
The Board has adopted specific director independence criteria, consistent with the NASDAQ listing standards, to assist it in making determinations regarding the independence of its members.  The Board considers the independence of its members at least annually.  No directors will be deemed to be independent unless the Board affirmatively determines that the director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company.  The Board has determined that no director other than Mr. Loudermilk has a direct or indirect material relationship with the Company, nor does any other director have a direct or indirect material interest in any transaction involving the Company.  Every current director other than Mr. Loudermilk satisfies the Company’s independence criteria.  The Board has further determined that all of the members of the Audit Committee (Messrs. Corey, Dougherty, and Sundaram and Ms. Gardner) meet the applicable heightened standards for Audit Committee independence.
Board Leadership Structure
Ms. Gardner currently serves as Chairman of the Board of Directors, having been elected to that role in June 2021 following the retirement of Mr. J. Barnie Beasley.  Mr. Loudermilk currently serves as Chief Executive Officer and President of the Company.  The Company believes it is the Chairman’s responsibility to lead the Board of Directors and the Chief Executive Officer’s responsibility to lead the day-to-day operations of the Company.  As directors continue to have more oversight responsibility than ever before, the Company believes it is beneficial to have a Chairman whose focus and responsibility is to lead the Board, which allows the Chief Executive Officer to focus on running the Company.  This separation of responsibilities ensures that there is no duplication of effort between the Chairman and the Chief Executive Officer.  The Company believes this separation of leadership provides strong leadership for its Board, while also positioning its Chief Executive Officer as the leader of the Company in the eyes of customers, employees, and stockholders.
Board’s Role in Oversight
While the Board oversees risk management, Company management is charged with managing risk.  The Board and the Audit Committee monitor and evaluate the effectiveness of the Company’s internal controls at least annually.  Management communicates with the Board, committees, and individual directors on the significant risks identified and how they are being managed.  Directors are free to, and indeed often do, communicate directly with senior management.  The Board implements its risk oversight function both as a whole and through Committees.  The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, and accounting matters.  Further, the Audit Committee oversees the audit function and the Company’s ethics programs.  The Audit Committee members meet separately with representatives of the Company’s independent registered public accounting firm.  The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs.  The Nominating and Governance Committee selects and recommends to the full Board nominees for election as directors.  The Nominating and Governance Committee also bears responsibility for overseeing corporate governance matters.
Board of Director Attendance
The Board held eight meetings during the fiscal year ended December 31, 2021.  During the 2021 fiscal year, no director attended less than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she was a director) and (2) the total number of meetings held by all committee(s) of the Board on which he or she served (during the periods that he or she served on those committees).  The Company encourages, but does not require, all of its directors to attend the Annual Meeting of Stockholders, and all directors attended the Annual Meeting in 2021.

Committees of the Board of Directors
The Board has three standing committees:  the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee.  As a Nasdaq Capital Market listed company, we are subject to the NASDAQ listing standards.  The Company is required under the NASDAQ listing standards to have a majority of independent directors and all of the members of the Audit Committee are required to comply with additional, heightened independence standards applicable to a director’s service on such committee.
Audit Committee – The Audit Committee consists of Ms. Gardner, Dr. Sundaram, Mr. Dougherty, and Mr. Corey (Chair), each of whom meets the general as well as the heightened independence standards set by applicable SEC rules and the NASDAQ listing standards.  In addition, the Board has determined that Mr. Corey and Ms. Gardner are “Audit Committee Financial Experts” as defined by applicable SEC and NASDAQ rules.  The Audit Committee operates under a written charter adopted by the Board.  Management is responsible for the Company’s internal controls and preparing the Company’s consolidated financial statements.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon and the Committee is responsible for overseeing the conduct of these activities.  The Audit Committee appoints and engages the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm and reviews the adequacy of the Company’s internal accounting controls.  The Audit Committee met eight times during fiscal year 2021.  See “Audit Committee Report” below.  The Audit Committee Charter is available on our website at https://www.gses.com/about/investors/corporate-governance/.
Compensation Committee – The Compensation Committee consists of Dr. Sundaram (Chair), Mr. Corey, Mr. Dougherty, and Ms. Gardner.  Dr. Sundaram, Mr. Corey, Mr. Dougherty, and Ms. Gardner are all “independent” directors as that term is defined by applicable NASDAQ listing standards.  The Compensation Committee is responsible for recommending to the full Board the compensation for the Company’s executive officers, including the granting of awards under the Company’s 1995 Long-Term Incentive Plan, as amended (the “Long-Term Incentive Plan” or the “Plan”).  The Compensation Committee met five times during fiscal year 2021, and members of the Compensation Committee provided further advice and recommendations to the Board as a whole on Compensation Committee matters at Board meetings.  The Compensation Committee operates pursuant to a written Charter which is available on our website at https://www.gses.com/about/investors/corporate-governance/.
Nominating and Governance Committee – The Nominating and Governance Committee consists of Ms. Gardner (Chair), Mr. Corey, Mr. Dougherty, and Dr. Sundaram.  All four members are “independent” directors as that term is defined by applicable NASDAQ listing standards.  The Nominating and Governance Committee selects and recommends to the full Board nominees for election as directors and oversees the Company’s corporate governance generally.  The Nominating and Governance Committee met five times during fiscal year 2021, and members of the Nominating and Governance Committee provided further advice and recommendations to the Board as a whole on Committee matters at Board meetings.  The Nominating and Governance Committee operates pursuant to a written Charter which is available on our website at https://www.gses.com/about/investors/corporate-governance/.
Enhancements to Corporate Governance
Led by the Nominating and Governance Committee, the Board of Directors is committed to best practices in corporate governance.  The Board believes that good governance enhances stockholder value and goes beyond simply complying with the basic requirements of state law and NASDAQ and SEC rules and regulations.  Good governance means taking thoughtful approach to promote integrity, accountability, transparency, and the highest ethical standards.  The Board and its Nominating and Governance Committee are committed to having an engaged and independent Board that upholds the strictest ethical standards.  During 2021, the Board continued its efforts to analyze existing practices, evaluate best practices, and make improvements through adoption of revised policies and practices to ensure effective governance.  The Board anticipates that these efforts will continue to include the following:
Development and Maintenance of a Board Skills Matrix – When evaluating each director nominee and the potential needs and composition of the Board as a whole, the Nominating and Governance Committee looks for individuals with the potential to make significant contributions that will enhance the Board’s ability to continue to serve the long-term interests of the Company and its stockholders.  The Board also self-assesses its own strengths and weaknesses to identify skills that individuals may add to the Board.  To that end, the Nominating and Governance Committee has undertaken an effort to identify critical attributes, experiences, qualifications, and skills required of members of the Board to deliver long-term value to the stockholders of the Company.  From that list, the Board develops a matrix to ensure each of the identified critical attributes, experiences, qualifications, and skills are adequately represented among the Company’s directors.  The Nominating and Governance Committee and the Board will regularly review this skills matrix to confirm that it appropriately supports the Company’s long-term strategy.
Board Tenure; Mixture of Attributes and Experiences – As a key component of ensuring that the Board reflects an appropriate mix of attributes, experiences, qualifications, and skills, the Nominating and Governance Committee regularly reviews director diversity, tenure, and succession.  In recent years, the Board has experienced significant refreshment as a result of this process, adding new directors during three of the past four years.  The Committee believes that in future years the Company will benefit from the deep Company knowledge and continuity of longer-tenured directors complemented by the fresh perspectives of newer directors.  In future years, relying in part on its developing skills matrix, the Company intends to pursue diversity in all forms to enhance the long-term value of the Company for its stockholders.
Board Diversity – The Company considers diversity of gender identity and demographic background to be an important strength of its Board of Directors.  Based upon the voluntary disclosures of its Board members, the Company’s Board of Directors meets or exceeds all applicable Nasdaq Board diversity requirements.  The Company is a smaller reporting company, and the Company’s Board is a “Smaller Board” pursuant to Nasdaq Rule 5605(f).  Specifically, between January 1 and June 14, 2021, the Company’s Board of Directors had five members; from June 14, 2021 through February 27, 2022, the Company’s Board consisted of four directors; and from February 28, 2022 through the date of this Proxy Statement, the Company’s Board once again has five directors.
As the following Board Diversity Matrix below indicates, the Company’s Board of Directors includes two (of five) diverse directors, representing 40% of the overall Board.

Board Diversity Matrix (as of May 2, 2022)
Total Number of Directors	Five (5)
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Self-Evaluation – Beginning in 2019 and continuing in 2020, the Nominating and Governance Committee led an enhanced annual performance evaluation of the Board.  Board members completed questionnaires that collected information about the overall effectiveness of the Board and each Board committee together with specific commentary on strengths and weaknesses of these groups.  The evaluations were compiled and analyzed both quantitatively and qualitatively, and then discussed in detail within each Board committee and among the full Board.  Next, each director was asked to complete a questionnaire assessing the effectiveness of the individual Board members; following compilation and analysis, the Board chairman discussed these results individually with each director as a tool for self-analysis and improvement.  During 2021, however, the Board decreased in size due to the retirement of Mr. J. Barnie Beasley, and the Nominating and Governance Committee determined that the formal survey process would not be sufficiently instructive or valuable; thus, the committee opted for a self-assessment meeting during which all directors would engage in a frank discussion of the Board’s strengths and opportunities for improvement.  Due to the ongoing COVID pandemic, this meeting now has been scheduled for late spring 2022.  When the current Board and Committee members have gained more experience working together, the Nominating and Governance Committee intends to resume a formal self-evaluation processes, as the Board considers this to be an integral part of its commitment to continuous improvement.
Whistleblower Policies and Ombudsman – The Board’s enhanced internal reporting and whistleblower mechanisms continued to operate during 2021 and continues to operate during 2022, providing alternative outlets for complaints within the Company.  The Board has taken these steps to ensure that employee concerns and complaints reach the Board, and the Board (via the Audit Committee) receives reports from the Company Ethics and Compliance Officer on a quarterly basis.
Communications with the Board of Directors
The Board desires to foster open communications with its stockholders regarding issues of a legitimate business purpose affecting the Company.  Under the Board’s supervision, the Company makes a concerted effort to engage with stockholders to ensure that the Board considers their views and address their interests.  In addition to meeting with stockholders to discuss performance, strategy, and operations, the Company also engages with its stockholders to solicit their views on matters of corporate governance and other topics.  In addition to communicating with stockholders during our proxy season, Mr. Loudermilk, Mr. Pepe, and Ms. Gardner engage with many of our major stockholders to promote a constructive dialogue.
To this end, the Board has adopted policies and procedures to facilitate written communications by stockholders to the Board.  Persons wishing to write to our Board, a specific director, a committee of the Board, the Chairman of the Board of Directors, or the non-management directors as a group, should send correspondence to the Corporate Secretary at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046.
The Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors.  Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of the Company.  Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board, with a copy to the Chair of the Audit Committee.

Stockholder Proposals
To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, a stockholder proposal must be submitted in writing by January 2, 2023, to the Company’s principal executives offices c/o Corporate Secretary at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.
In addition, the Company’s Third Amended and Restated Bylaws (as amended, the “Bylaws”) establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders without including those matters in the Company’s proxy statement.  Such proposals, including the information required by the Bylaws, must be received at the Company’s principal executive offices c/o Corporate Secretary, 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046, no earlier than February 14, 2023, and no later than March 16, 2023.  If the date of the 2023 annual meeting of stockholders is moved more than 30 days before or 60 days after the anniversary of the 2022 Annual Meeting, stockholders must give notice on or before the close of business on the 10th day following the day on which the Company’s notice of the date of the meeting was mailed or other public disclosure of the annual meeting date is first made.  A stockholder’s notice to the Company must set forth, as to each matter the stockholder proposes to bring before an annual meeting, the information required by the Bylaws, which have been publicly filed with the SEC.
If a stockholder fails to give notice of a stockholder proposal as required by the Bylaws or other applicable requirements (including those attendant to the Exchange Act), then the proposal will not be included in the proxy statement for our 2023 annual meeting of stockholders and the proposal will not be presented to the stockholders for a vote at the 2023 annual meeting of stockholders.
Copies of the Company’s Bylaws are available to stockholders without charge upon request to the Corporate Secretary at the Company’s address set forth above.
Stockholder Nominations of Directors
The Nominating and Governance Committee will consider nominees for director who are submitted by stockholders.  All nominations must be made in accordance with the Bylaws.  Written notice of all stockholder director nominees proposed for election at the 2023 Annual Meeting must be received at the Company’s principal executive offices c/o Corporate Secretary, 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046, no earlier than February 14, 2023, and no later than March 16, 2023.  If the date of the 2023 annual meeting of stockholders is moved more than 30 days before or 60 days after the anniversary of the 2022 Annual Meeting, stockholders must give notice of all stockholder director nominees on or before the close of business on the 10th day following the day on which the Company’s notice of the date of the meeting was mailed or other public disclosure of the annual meeting date is first made.  A stockholder’s nomination of a director must set forth the information required by the Bylaws, which have been publicly filed with the SEC, including:
•	the name and address of the nominating stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is being made,

•
the class and number of shares of the Company that are owned by the nominating stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the nominating stockholder’s notice, and a representation that the nominating stockholder will notify the Company in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

•
a description of any agreement, arrangement or understanding with respect to such nomination between or among the nominating stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the nominating stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

•
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the nominating stockholder’s notice by, or on behalf of, the nominating stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the nominating stockholder or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the nominating stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

•
a representation that the nominating stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

•
a representation whether the nominating stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  The foregoing is qualified in its entirety by reference to Section 2.7 of the Bylaws, which have been publicly filed with the SEC.
The Nominating and Governance Committee will apply the same criteria when considering stockholder nominees as it does to Company nominated candidates.
Each director nominee will be evaluated considering the relevance to the Company of the director nominee’s skills and experience, which must be complimentary to the skills and experience of the other members of the Board and those critical attributes, experiences, qualifications, and skills identified on the Company’s skills matrix.  Although the Nominating and Governance Committee does not have a formal policy regarding diversity, in considering director candidates, the Nominating and Governance Committee considers such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of members who have various types of experience (industry, professional, public service).  Each director nominee is evaluated in the context of the Board’s qualifications, as a whole, with the objective of establishing a Board that can best perpetuate the Company’s success and represent stockholder interests through the exercise of sound business judgment.
Certain Relationships and Related Party Transactions
It is the Company’s policy that any transactions with related parties are to be reviewed and approved by the Company’s Audit Committee, with the exception of officer compensation, which is approved by the Compensation Committee.

Code of Business Conduct and Ethics
The Company has adopted a Code of Ethics for the directors, Principal Executive Officers, and Senior Financial Officers of the Company and its subsidiaries, and a Conduct of Business Policy for directors, officers, and employees of the Company and its subsidiaries.  It is the Company’s intention to disclose any amendments to or waivers of such Code of Ethics or Conduct of Business Policy on the Company’s website at https://www.gses.com/about/investors/ corporate-governance/.  The Company’s Code of Ethics and Conduct of Business Policy is available on the Company’s website at https://www.gses.com/about/investors/corporate-governance/.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires any person who was one of our executive officers, directors or who owned more than ten percent (10%) of any publicly traded class of our equity securities at any time during the fiscal year (the “Reporting Persons”), to file reports of ownership and changes in ownership of equity securities of the Company with the SEC.  These Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) filings.
Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to the Company during the most recent fiscal year, and Forms 5 and amendments thereto with respect to its most recent fiscal year, or written representations from certain Reporting Persons that such filings were not required, the Company believes that all forms were filed in a timely manner in 2021.

AUDIT COMMITTEE REPORT
The Audit Committee has:
•
reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021, with management and with Dixon Hughes Goodman LLP, the Company’s independent registered public accounting firm for 2021, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles and the firm’s judgment as to the quality and acceptability of the Company’s accounting principles and consolidated financial statements for the year ended December 31, 2021;

•
discussed with Dixon Hughes Goodman LLP the matters required under applicable professional auditing standards and regulations by the Public Company Accounting Oversight Board (“PCAOB”) Statement on Auditing Standards No. 1301, Communications with Audit Committees;

•
received the written disclosures and the letter or letters from Dixon Hughes Goodman LLP required by the applicable requirements of the PCAOB regarding Dixon Hughes Goodman LLP’s communications with the Audit Committee concerning independence, including Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with Dixon Hughes Goodman LLP its independence from the Company and its management;

•
discussed with Dixon Hughes Goodman LLP the overall scope and plans of their audit, and met with Dixon Hughes Goodman LLP with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting; and

•
recommended, based on the reviews and discussions referred to above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

By the members of the Audit Committee:
William S. Corey, Jr., Chair
Thomas J. Dougherty
Kathryn O’Connor Gardner
Suresh Sundaram

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee pre-approves all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm.  These services may include audit services, audit-related services, tax services, and other services.  The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent registered public accounting firm.  Management must provide a detailed description of each proposed service and the projected fees and costs (or a range of such fees and costs) for the service.  The policies and procedures require management to provide quarterly updates to the Audit Committee regarding services rendered to date and services yet to be performed.
As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to its Chair for audit and permitted non-audit services.  Any service pre-approved by the Audit Committee or its Chair must be reported to the Audit Committee at the next scheduled quarterly meeting.  In addition, the pre-approval procedures require that all proposed engagements of the Company’s independent registered public accounting firm for services of any kind be directed to the Company’s Chief Financial Officer before they are submitted for approval prior to the commencement of any service.
The following table presents fees for professional audit services and other related services rendered by the Company’s independent registered public accounting firm Dixon Hughes Goodman LLP (“DHG”) for the years ended December 31, 2020 and December 31, 2021.  The table also presents consent fees paid to the Company’s prior independent registered public accounting firm BDO USA, LLP (“BDO”) with respect to the year ended December 31, 2020.  Finally, the table also represents certain audit related convenience fees associated with credit card payments. The Audit Committee approved 100% of the services described in the following table.

	2021	2020

Audit fees (1) DHG BDO	$539,175 --	$526,987 185,000

Audit-related fees (2) DHG	$12,017	$3,780

Tax fees DHG	--	--

All other fees DHG	--	--

Total Fees	$551,192	$715,767

(1)
Audit fees consisted of fees for the audit of the Company’s consolidated financial statements, including quarterly review services in accordance with SAS No. 100 and statutory audit services for subsidiaries of the Company, and consent fees paid to BDO for 2020 as the Company’s prior auditor.

(2)	Audit-related fees consisted of convenience fees the Company paid on credit card payments of audit fees in 2020 and 2021.

There were no other fees paid to DHG or BDO except as outlined in the above table.

AUDIT COMMITTEE APPOINTMENT OF NEW INDEPENDENT AUDIT FIRM
The Audit Committee notified BDO that the Company was dismissing BDO as its independent registered public accounting firm and engaging DHG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, effective on and as of July 23, 2020.  The decision to dismiss BDO and to engage DHG was approved by the Audit Committee.
The reports of BDO on the Company’s consolidated financial statements for each of the fiscal years ended December 31, 2019, and December 31, 2018, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that BDO’s audit report dated June 11, 2020, contained an emphasis of matter paragraph concerning matters that raise substantial doubt about the Company’s ability to continue as a going concern.  During the fiscal years ended December 31, 2019, and December 31, 2018, and the subsequent interim periods through the date of dismissal, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for those periods.
For the years ended December 31, 2019, and December 31, 2018, and through the subsequent interim periods, there was one “reportable event” as that term is described in Item 304(a)(1)(v) of Regulation S-K.  As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 10-K”), management concluded that the Company did not maintain effective control over financial reporting as of December 31, 2019, as a result of the material weaknesses described in Item 9A of the 2019 10-K, which disclosure is incorporated herein by reference.  The Audit Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with BDO and has authorized BDO to respond fully to any inquiries from DHG concerning such material weaknesses.
The Company provided BDO with a copy of this disclosure and requested that BDO furnish the Company with a letter addressed to the US Securities and Exchange Commission stating whether it agrees with the statements contained herein.  A copy of BDO’s letter was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K.
During the fiscal years ended December 31, 2019, and December 31, 2018, and through the subsequent interim periods, neither the Company, nor anyone acting on its behalf, consulted with DHG with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided that DHG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (2) any matters that was either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

EXECUTIVE COMPENSATION
In 2021, the Compensation Committee once again used information obtained from its engagement of compensation consultant Aon Consulting, Inc. (“Aon”), as well as from other sources, to evaluate the compensation practice of the Company with respect to its Named Executive Officers, benchmark that compensation against similar companies, and offer recommendations as to how the Compensation Committee could align incentive compensation with the Company’s long-term strategy.  Aon regularly partners with Compensation Committees and management teams to help guide their approach to setting executive pay.  Aon maintains policies and procedures to avoid conflicts of interest, performs no other work for the Company, and does not trade in the Company’s common stock.  There are no business or personal relationships among Aon and the Named Executive Officers or members of the Compensation Committee.  As a result of the compensation review process, the Board adopted certain benchmarks with regard to Company performance in 2021 and beyond that the Board believes will best align Executive Compensation with the investment thesis and long-term plan that the Company has articulated to its stockholders.
Summary Compensation Table
The following table sets forth all plan and non-plan compensation awarded to, earned by or paid for all services rendered in all capacities to the Company and its subsidiaries by the Named Executive Officers for each of the last two completed fiscal years.  The Named Executive Officers listed in the following table include our principal executive officer (“PEO”) and our two most highly compensated officers other than the PEO.
		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
Kyle J. Loudermilk	2021	$425,000	$-	$203,782	$63,750	$16,278	$ 708,810
Chief Executive Officer	2020	$425,000	$100,000	$294,319	$-	$14,767	$ 834,086

Emmett A. Pepe	2021	$300,000	$-	$98,154	$45,000	$10,541	$ 453,695
Chief Financial Officer	2020	$300,000	$70,000	$117,728	$-	$10,154	$ 497,882

Bahram Meyssami, Ph.D.	2021	$255,000	$-	$53,323	$30,600	$12,854	$ 351,777
Chief Technology Officer	2020	$255,000	$-	$53,609	$-	$11,151	$ 319,760

(1)
The amounts in this column reflect the aggregate grant date fair value of RSU awards, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Long-Term Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2022.

(2)
Reflects amounts earned under an executive bonus plan approved by the Compensation Committee of the Board of Directors.  For 2021 and 2020, each of Mr. Loudermilk and Mr. Pepe were eligible to receive a cash bonus with a potential value up to 100% of the their salary in the event of over-achievement of financial targets, while Dr. Meyssami was eligible to receive a cash bonus with a potential value up to 80% of his salary in the event of over-achievement of these financial targets.  Upon the recommendation of the Compensation Committee, the Board of Directors determined that the Company had met some of the targets established for the 2021 executive bonus plan and therefore authorized payment of half of each executive’s eligible non-equity incentive plan bonus amount.  For 2020, because the Company failed to achieve the minimum financial performance targets set forth in the 2020 executive bonus plan, the Board of Directors determined that no non-equity incentive plan bonuses were payable.

Outstanding Equity Awards at December 31, 2021
The following tables set forth certain information with respect to unexercised options and unvested restricted share unit (“RSU”) awards held by the Named Executive Officers at the end of the fiscal year ended December 31, 2021.
	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options at 12/31/2020				Equity Incentive Plan Awards
Name	Exercisable	Un-exercisable	Option Exercise Price ($/share)	Option Expiration Date	Number of RSUs that have not vested		Market value of RSUs that have not vested (1)
Kyle J. Loudermilk	-	-	$ -		590,730	(2)	$1,010,148

Emmett A. Pepe	-	-	$ -		340,294	(3)	$581,903

Bahram Meyssami	-	-	$ -		99,468	(4)	$170,090

(1)	Market value is based on the closing market price of the Common Stock on the last trading day of the year, December 31, 2021, of $1.71.
(2)
These stock awards vest as follows:  (a) up to 74,405 PRSUs vest based on the Company’s total revenue earned during fiscal year 2021, with 44,643 vesting upon achievement of the minimum target of $200 million in total revenue for 2021, up to another 14,881 PRSUs vesting upon achievement of total revenue between $200 million and $250 million for 2021, and up to another 14,881 PRSUs vesting upon achievement of total revenue between $250 million and $300 million for 2021 (pro-rated in each of the last two cases for 2021 revenue amounts between $200 million and $250 million and between $250 million and $300 million, respectively); (b) up to 74,405 PRSUs vest based on the Company’s Adjusted EBITDA during fiscal year 2021, with 44,643 vesting upon achievement of the minimum target of $20 million in Adjusted EBITDA for 2021, up to another 14,881 PRSUs vesting upon achievement of Adjusted EBITDA between $20 million and $25 million for 2021, and up to another 14,881 PRSUs vesting upon achievement of Adjusted EBITDA between $25 million and $30 million for 2021 (pro-rated in each of the last two cases for 2021 Adjusted EBITDA amounts between $20 million and $25 million and between $25 million and $30 million, respectively); (c) up to 132,576 PRSUs vest based on the Company’s total revenue earned during fiscal year 2022, with 79,546 vesting upon achievement of the minimum target of $94.7 million in total revenue for 2022, up to another 26,515 PRSUs vesting upon achievement of total revenue between $94.7 million and $96.54 million for 2022, and up to another 26,515 PRSUs vesting upon achievement of total revenue between $96.54 million and $100 million for 2022 (pro-rated in each of the last two cases for 2022 revenue amounts between $94.7 million and $96.54 million and between $96.54 million and $100 million, respectively); (d) up to 132,576 PRSUs vest based on the Company’s Adjusted EBITDA during fiscal year 2022, with 79,546 vesting upon achievement of the minimum target of $6.5 million in Adjusted EBITDA for 2022, up to another 26,515 PRSUs vesting upon achievement of Adjusted EBITDA between $6.5 million and $7.5 million for 2022, and up to another 26,515 PRSUs vesting upon achievement of Adjusted EBITDA between $7.5 million and $8.5 million for 2022 (pro-rated in each of the last two cases for 2022 Adjusted EBITDA amounts between $6.5 million and $7.5 million and between $7.5 million and $8.5 million, respectively); and (e) up to 176,768 time-vesting RSUs (“TRSUs”) will vest on a quarterly basis, with 22,096 TRSUs vesting if Mr. Loudermilk remains employed by the Company on each of March 31, 2022, June 30, 2022, September 30, 2022, December 31, 2022, March 31, 2023, June 30, 2023, September 30, 2023, and December 31, 2023.

(3)
These stock awards vest as follows:  (a) 48,000 PRSUs vest when the VWAP of the Common Stock over a 30-day period exceeds $4.25 per share; (b) 56,000 PRSUs vest when the VWAP of the Common Stock over a 30-day period exceeds $6.00 per share; (c) up to 29,762 PRSUs vest based on the Company’s total revenue earned during fiscal year 2021, with 17,858 vesting upon achievement of the minimum target of $200 million in total revenue for 2021, up to another 5,952 PRSUs vesting upon achievement of total revenue between $200 million and $250 million for 2021, and up to another 5,952 PRSUs vesting upon achievement of total revenue between $250 million and $300 million for 2021 (pro-rated in each of the last two cases for 2021 revenue amounts between $200 million and $250 million and between $250 million and $300 million, respectively); (d) up to 29,762 PRSUs vest based on the Company’s Adjusted EBITDA during fiscal year 2021, with 17,858 vesting upon achievement of the minimum target of $20 million in Adjusted EBITDA for 2021, up to another 5,952 PRSUs vesting upon achievement of Adjusted EBITDA between $20 million and $25 million for 2021, and up to another 5,952 PRSUs vesting upon achievement of Adjusted EBITDA between $25 million and $30 million for 2021 (pro-rated in each of the last two cases for 2021 Adjusted EBITDA amounts between $20 million and $25 million and between $25 million and $30 million, respectively); (e) up to 53,031 PRSUs vest based on the Company’s total revenue earned during fiscal year 2022, with 31,819 vesting upon achievement of the minimum target of $94.7 million in total revenue for 2022, up to another 10,606 PRSUs vesting upon achievement of total revenue between $94.7 million and $96.54 million for 2022, and up to another 10,606 PRSUs vesting upon achievement of total revenue between $96.54 million and $100 million for 2022 (pro-rated in each of the last two cases for 2022 revenue amounts between $94.7 million and $96.54 million and between $96.54 million and $100 million, respectively); (f) up to 53,030 PRSUs vest based on the Company’s Adjusted EBITDA during fiscal year 2022, with 31,819 vesting upon achievement of the minimum target of $6.5 million in Adjusted EBITDA for 2022, up to another 10,606 PRSUs vesting upon achievement of Adjusted EBITDA between $6.5 million and $7.5 million for 2022, and up to another 10,605 PRSUs vesting upon achievement of Adjusted EBITDA between $7.5 million and $8.5 million for 2022 (pro-rated in each of the last two cases for 2022 Adjusted EBITDA amounts between $6.5 million and $7.5 million and between $7.5 million and $8.5 million, respectively); and (g) up to 70,709 TRSUs will vest on a quarterly basis, with 8,838 TRSUs vesting if Mr. Pepe remains employed by the Company on each of March 31, 2022, June 30, 2022, September 30, 2022, December 31, 2022, March 31, 2023, June 30, 2023, and September 30, 2023, and 8,843 vesting if Mr. Pepe remains employed by the Company on December 31, 2023.

(4)
These stock awards vest as follows:  (a) up to 9,487 PRSUs vest based on the Company’s total revenue earned during fiscal year 2021, with 5,692 vesting upon achievement of the minimum target of $200 million in total revenue for 2021, up to another 1,897 PRSUs vesting upon achievement of total revenue between $200 million and $250 million for 2021, and up to another 1,898 PRSUs vesting upon achievement of total revenue between $250 million and $300 million for 2021 (pro-rated in each of the last two cases for 2021 revenue amounts between $200 million and $250 million and between $250 million and $300 million, respectively); (b) up to 9,487 PRSUs vest based on the Company’s Adjusted EBITDA during fiscal year 2021, with 5,692 vesting upon achievement of the minimum target of $20 million in Adjusted EBITDA for 2021, up to another 1,897 PRSUs vesting upon achievement of Adjusted EBITDA between $20 million and $25 million for 2021, and up to another 1,898 PRSUs vesting upon achievement of Adjusted EBITDA between $25 million and $30 million for 2021 (pro-rated in each of the last two cases for 2021 Adjusted EBITDA amounts between $20 million and $25 million and between $25 million and $30 million, respectively); (c) up to 24,148 PRSUs vest based on the Company’s total revenue earned during fiscal year 2022, with 14,489 vesting upon achievement of the minimum target of $94.7 million in total revenue for 2022, up to another 4,830 PRSUs vesting upon achievement of total revenue between $94.7 million and $96.54 million for 2022, and up to another 4,829 PRSUs vesting upon achievement of total revenue between $96.54 million and $100 million for 2022 (pro-rated in each of the last two cases for 2022 revenue amounts between $94.7 million and $96.54 million and between $96.54 million and $100 million, respectively); (d) up to 24,148 PRSUs vest based on the Company’s Adjusted EBITDA during fiscal year 2022, with 14,489 vesting upon achievement of the minimum target of $6.5 million in Adjusted EBITDA for 2022, up to another 4,830 PRSUs vesting upon achievement of Adjusted EBITDA between $6.5 million and $7.5 million for 2022, and up to another 4,829 PRSUs vesting upon achievement of Adjusted EBITDA between $7.5 million and $8.5 million for 2022 (pro-rated in each of the last two cases for 2022 Adjusted EBITDA amounts between $6.5 million and $7.5 million and between $7.5 million and $8.5 million, respectively); and (e) up to 32,198 TRSUs will vest on a quarterly basis, with 4,024 TRSUs vesting if Dr. Meyssami remains employed by the Company on each of March 31, 2022, June 30, 2022, September 30, 2022, December 31, 2022, March 31, 2023, June 30, 2023, and September 30, 2023, and 4,030 vesting if Dr. Meyssami remains employed by the Company on December 31, 2023.

Employment Agreements – All of the Named Executive Officers have entered into employment agreements.  The terms of all of such agreements are summarized below.
Loudermilk Employment Agreement – Mr. Loudermilk entered into an employment agreement with the Company, dated July 1, 2015, as amended July 1, 2016, June 12, 2017 and January 11, 2019 (the “Loudermilk Employment Agreement”), which provides that he will serve as the Chief Executive Officer and President of the Company for a term ended on December 31, 2018.  The term was extended, and will automatically extend, for additional one-year periods unless either Mr. Loudermilk or the Company decides not to extend the term.  Under the Loudermilk Employment Agreement, Mr. Loudermilk is entitled to a base salary of at least $350,000, which may be increased (but not decreased) by the Compensation Committee.  For the year ended December 31, 2019, the Compensation Committee increased Mr. Loudermilk’s base salary to $425,000, and this base salary did not change in 2020.  In addition, Mr. Loudermilk is entitled to a bonus of a certain percentage of his base salary, subject to achievement of annual performance goals.  In 2020, Mr. Loudermilk was eligible to earn a bonus of up to $425,000; based on the Company’s financial performance, however, no bonus was paid to Mr. Loudermilk for 2020.  Mr. Loudermilk is entitled to participate in all employee benefits available to senior executives or employees of the Company.
Benefits include a 401(k) savings plan, which is a tax-qualified retirement savings plan pursuant to which all U.S. employees, including the Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Code (a) on a before-tax basis for traditional 401(k) participants, and (b) on a post-tax basis for Roth 401(k) participants.  The Company matches 50% of contributions up to 6% of eligible compensation to all 401(k) plan participants other than certain field professionals working for Hyperspring, LLC, and Absolute Consulting, Inc., subject to IRS compensation limits.
The Loudermilk Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Loudermilk Employment Agreement terminates due to Mr. Loudermilk’s death, disability, or for “Cause”, the Company will pay him through the date of termination.  Termination for “Cause” includes:  willful and continued failure by Mr. Loudermilk to perform his duties (other than as a result of disability) after 30 days’ notice and opportunity to cure; his willful engaging in misconduct that materially adversely affects the Company’s business or prospects; his felony conviction or plea of no contest to a crime of moral turpitude; abuse of alcohol or drugs affecting his performance; or material breach of a material term of the Loudermilk Employment Agreement.
If the Company terminates the Loudermilk Employment Agreement for any reason other than death, disability, or Cause, or if Mr. Loudermilk terminates the Loudermilk Employment Agreement for “Good Reason”, the Company will pay Mr. Loudermilk 12 months’ salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance, and 401(k) plan benefits for that 12-month period.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Loudermilk’s unvested restricted stock units are forfeited upon termination of his employment, except that a certain percentage of the PRSUs previously granted to him may vest if his employment is terminated by the Company without Cause or by him for Good Reason.  Mr. Loudermilk may terminate the Loudermilk Employment Agreement for “Good Reason” if:  his duties, responsibilities or authority are materially reduced without his consent; his base salary and bonus opportunity are reduced; his benefits are discontinued or materially reduced, in the aggregate; his primary office is moved more than fifty (50) miles from his current office; or the Company materially breaches the Loudermilk Employment Agreement.
The Loudermilk Employment Agreement provides Mr. Loudermilk with benefits in the event of a Change of Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) or the Company terminates his employment for any reason other than Cause (defined above), in each case within one year following the effective date of a Change of Control (defined below).  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Loudermilk will receive his base salary and benefits for a period of 12 months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to the greater of (i) the actual amount of bonus earned as of the date of termination or (ii) the target amount of bonus for the period during which his employment terminates.  In addition, upon a Change of Control, a certain percentage of Mr. Loudermilk’s PRSUs may vest based on the date of the Change of Control and the volume-weighted average Price (“VWAP”) of the Common Stock at that time.
A “Change of Control” occurs if either of the following events occur:  (1) Any person not in control of the Company as of the date of the Loudermilk Employment Agreement (other than an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes the beneficial owner of a majority of the combined voting power of the Company; or (2) the stockholders of the Company approve:  (x) a plan of complete liquidation of the Company; (y) an agreement for the sale or disposition of all or substantially all the Company’s assets; or (z) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.
Mr. Loudermilk agreed during the term of the Loudermilk Employment Agreement, and for a one-year period following termination of the Loudermilk Employment Agreement, not to compete with Company or solicit employees or customers of the Company.
In 2019, the Company entered into a Retention Agreement with Mr. Loudermilk (the “Loudermilk Retention Agreement”).  The Loudermilk Retention Agreement provided for payment of a cash bonus on July 1, 2020, so long as he remained employed by the Company and had not given notice of resignation or retirement as of that date.  The bonus would also have been paid upon the occurrence of a Change of Control, as defined above (the earlier of such an occurrence or the July 1, 2020, date being the “Loudermilk Retention Date”).  Under the Loudermilk Retention Agreement, on the Loudermilk Retention Date, Mr. Loudermilk was entitled to a bonus in the amount of $100,000, in addition to any amounts provided under the Loudermilk Employment Agreement.  Because Mr. Loudermilk remained employed on July 1, 2020, and no Change of Control had occurred, he was paid the full retention bonus amount.

Pepe Employment Agreement – Mr. Pepe entered into an employment agreement with the Company, dated July 1, 2016, as amended June 12, 2017, and January 11, 2019 (the “Pepe Employment Agreement”), which provides that he will serve as the Chief Financial Officer of the Company for a term that ended on December 31, 2018.  The term was extended, and will automatically extend, for additional one-year periods unless either Mr. Pepe or the Company decides not to extend the term.  Under the Pepe Employment Agreement, Mr. Pepe is entitled to a base salary of at least $250,000, which may be increased (but not decreased) by the Board of Directors.  For the year ended December 31, 2019, the Compensation Committee increased Mr. Pepe’s base salary to $300,000, and this base salary did not change in 2020.  In addition, Mr. Pepe is entitled to a bonus of a certain percentage of his base salary, subject to achievement of annual performance goals.  In 2020, Mr. Pepe was eligible to earn a bonus of up to $300,000; based on the Company’s financial performance, however, no bonus was paid to Mr. Pepe for 2020.  Mr. Pepe is entitled to participate in all employee benefits available to senior executives or employees of the Company.
The Pepe Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Pepe Employment Agreement terminates due to Mr. Pepe’s death, disability, or for Cause (as defined above for Mr. Loudermilk), the Company will pay him through the date of termination.
If the Company terminates the Pepe Employment Agreement for any reason other than death, disability, or Cause, or if Mr. Pepe terminates the Pepe Employment Agreement for Good Reason (as defined above for Mr. Loudermilk), the Company will pay Mr. Pepe twelve months’ salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance, and 401(k) plan benefits for that 12-month period.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Pepe’s unvested restricted stock units are forfeited upon his termination of employment, except that a certain percentage of PRSUs may vest if his employment is terminated by the Company without Cause or by him for Good Reason.
The Pepe Employment Agreement provides Mr. Pepe with benefits in the event of a Change in Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) or the Company terminates his employment for any reason other than Cause (defined above), in each case within one year following the effective date of a Change of Control.  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Pepe will receive his base salary and benefits for a period of 12 months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to greater of (i) the actual amount of bonus earned as of the date of termination or (ii) the target amount of bonus for the period during which his employment terminates.  In addition, upon a Change of Control, a certain percentage of Mr. Pepe’s PRSUs may vest based on the date of the Change of Control and the VWAP of the Common Stock at that time.
Mr. Pepe agreed during the term of the Pepe Employment Agreement, and for a one-year period following termination of the Pepe Employment Agreement, not to compete with Company or solicit employees or customers of the Company.
In 2019, the Company entered into a Retention Agreement with Mr. Pepe (the “Pepe Retention Agreement”).  The Pepe Retention Agreement provided for payment of a cash bonus on July 1, 2020, so long as he remained employed by the Company and had not given notice of resignation or retirement as of that date.  The bonus would also have been paid upon the occurrence of a Change of Control, as defined above (the earlier of such an occurrence or the July 1, 2020, date being the “Pepe Retention Date”).  Under the Pepe Retention Agreement, on the Pepe Retention Date, Mr. Pepe was entitled to a bonus in the amount of $70,000, in addition to any amounts provided under the Pepe Employment Agreement.  Because Mr. Pepe remained employed on July 1, 2020, and no Change of Control had occurred, he was paid the full retention bonus amount.
Meyssami Employment Agreement – Dr. Meyssami originally entered into an employment agreement with the Company, dated December 1, 2015.  This employment agreement was then amended and restated as of January 1, 2019 (the “Meyssami Employment Agreement”).  The Meyssami Employment Agreement provides that he will serve as the Chief Technology Officer of the Company for a term ending on December 31, 2019.  The term will automatically extend for an additional one year period on each December 31, starting December 31, 2019, unless either Dr. Meyssami or the Company decides not to extend the term.  Under the Meyssami Employment Agreement, Dr. Meyssami is entitled to a base salary of $255,000, which will be reviewed annually by the Board of Directors.  In addition, Dr. Meyssami is eligible for a bonus of up to 80% of his base salary, subject to the achievement of certain performance goals.  In 2020, Dr. Meyssami was eligible to earn a bonus of up to $204,000; based on the Company’s financial performance, however, no bonus was paid to Dr. Meyssami for 2020.  Dr. Meyssami is entitled to participate in all employee benefits available to senior executives or employees of the Company, as described above with respect to Mr. Loudermilk.  Each fiscal year Dr. Meyssami will have the potential to earn 25% of his Base Salary in RSUs and will also be eligible to receive additional grants of performance vesting RSUs that, if granted, will vest based upon metrics determined by the Compensation Committee and approved by the Board of Directors.
The Meyssami Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Meyssami Employment Agreement terminates due to Dr. Meyssami’s death, disability or for “Cause” (as defined above for Mr. Loudermilk), the Company will pay him through the date of termination.
If the Company terminates the Meyssami Employment Agreement for any reason other than death, disability or Cause, or if Dr. Meyssami terminates the Meyssami Employment Agreement for “Good Reason” (as defined above for Mr. Loudermilk), the Company will pay Dr. Meyssami 12 months’ salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance and 401(k) plan benefits for six months.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Dr. Meyssami’s unvested restricted stock units are forfeited upon his termination of employment, except that a certain percentage of PRSUs may vest if his employment is terminated by the Company without Cause or by him for Good Reason.
The Meyssami Employment Agreement provides Dr. Meyssami with benefits in the event of a Change in Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) within one year following the effective date of a Change of Control.  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Dr. Meyssami will receive his base salary and benefits for a period of 12 months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to the greater of (i) the actual amount of bonus earned as of the date of termination or (ii) the target amount of bonus for the period during which his employment terminates. In addition, upon a Change of Control, a certain percentage of Dr. Meyssami’s PRSUs may vest based on the date of the Change of Control and the VWAP of the Common Stock at that time.
Dr. Meyssami agreed during the term of the Meyssami Employment Agreement, and for a one year period following termination of the Meyssami Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

COMPENSATION OF DIRECTORS
As more fully described below, during 2021 the Company (a) paid cash compensation and (b) granted time-vesting restricted stock units (TRSUs) to directors who were classified as “independent directors” based upon the SEC and NASDAQ criteria for director independence.  The Board establishes its compensation plan for non-employee directors based upon input from the Board’s independent compensation consultant, and adjusts this plan periodically to ensure that the plan is reasonably well aligned with the Company’s peers.  Each Board compensation plan generally covers the time period beginning July 1 and ending June 30 of the following year.
1. Board Compensation during the First and Second Quarters of 2021:  For the Board service year beginning July 1, 2020, and ending June 30, 2021, the objective of the Board compensation plan again was to provide compensation to independent directors with approximate total value ranging between $97,500 and $117,500, with certain adjustments deemed necessary to improve the overall fairness of the plan, as follows:
(a)
TRSUs Granted:  in recognition of the fact that a decline in the Company’s stock price during 2020 would have resulted in the grant of relatively larger number of TRSUs to independent directors, the Board determined that it would be preferable to avoid excess stockholder dilution by granting fewer TRSUs.  Consequently, the Board approved the grant of the same number of TRSUs (25,316) to each independent director as were granted in 2019.  This decision resulted in a smaller portion of total independent director compensation being allocated to equity compensation (approximately $24,810 as compared with the approximately $60,000 in value previously granted).

(b)
Cash Compensation:  to calculate the base cash compensation amount for independent directors, the value of the equity grant ($24,810) was deducted from $90,000.  This base cash compensation was to be paid to non-employee director in quarterly amounts of $16,298 ($65,190 annualized), plus (i) additional quarterly cash compensation of $625 ($2,500 annualized) for each Board committee on which the independent director serves, plus (ii) additional quarterly cash compensation of $5,000 ($20,000 annualized) for the Chairman of the Board of Directors, plus (iii) additional quarterly cash compensation of $2,500 ($10,000 annualized) for the Chair of the Audit Committee, plus (iv) additional quarterly cash compensation of $1,250 ($5,000 annualized) for the Chairs of each of the Compensation Committee and Nominating and Governance Committee.

2. Board Compensation During the Third and Fourth Quarters of 2021:  For the Board service year beginning July 1, 2021, and ending June 30, 2022, the objective of the Board compensation plan was to provide compensation to independent directors with approximate total value ranging between $97,500 and $117,500, as follows:
(a)
TRSUs Granted:  the Board granted to each independent director a number of TRSUs from the Long-Term Incentive Plan determined by dividing $60,000 by the closing price per share of the Common Stock on the last trading day prior to the grant, vesting at the earlier of 12 months after the date of grant or the Company’s subsequent annual meeting.  For the 2021-2022 Board service year, each independent director received 31,250 TRSUs.

(b)
Cash Compensation:  each non-employee director was paid a base quarterly amount of cash compensation equal to $7,500 ($30,000 annualized), plus (i) additional quarterly cash compensation of $625 ($2,500 annualized) for each Board committee on which the independent director serves, plus (ii) additional quarterly cash compensation of $5,000 ($20,000 annualized) for the Chairman of the Board of Directors, plus (iii) additional quarterly cash compensation of 2,500 ($10,000 annualized) for the Chair of the Audit Committee, plus (iv) additional quarterly cash compensation of $1,250 ($5,000 annualized) for the Chairs of each of the Compensation Committee and Nominating and Governance Committee.

The table below summarizes the compensation paid by the Company to independent directors during 2021:
	Fees Earned	Stock
	or Paid in Cash	Awards(1)	Total
J. Barnie Beasley	$46,345	$ -	$46,345	(2)
William S. Corey, Jr.	$65,095	$60,000	$125,095	(3)
Kathryn O’Connor Gardner	$70,095	$60,000	$130,095	(4)
Suresh Sundaram, Ph.D.	$60,095	$60,000	$120,095	(5)

(1)
The amounts in this column reflect the aggregate grant date fair value of TRSUs, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Long-Term Incentive Plan.  Assumptions used in the calculation of the stock award values are included in footnote 17 to the Company’s audited financial statements for the fiscal year ended December 31, 2021, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2022.

(2)
Mr. Beasley’s service as an independent member of the Board ended in the second quarter of 2021.  25,316 TRSUs that were granted to Mr. Beasley in 2020 vested during 2021, resulting in the issuance to Mr. Beasley of 25,316 shares of Common Stock valued at the date of vesting at $1.75 per share (these shares are not included in the “Stock Awards” column for Mr. Beasley because the underlying TRSUs were granted during 2020).  At fiscal year-end, Mr. Beasley had no stock options and no TRSUs outstanding.

(3)
Mr. Corey was awarded 31,250 TRSUs in June 2021 having an aggregate grant date fair value of $60,000.  In addition, 25,316 TRSUs that were granted to Mr. Corey in 2020 vested during 2021, resulting in the issuance to Mr. Corey of 25,316 shares of Common Stock valued at the date of vesting at $1.75 per share (these shares are not included in the “Stock Awards” column for Mr. Corey because the underlying TRSUs were granted during 2020).  At fiscal year-end, Mr. Corey had no stock options and 31,250 TRSUs outstanding.

(4)
Ms. Gardner was awarded 31,250 TRSUs in June 2021 having an aggregate grant date fair value of $60,000.  In addition, 25,316 TRSUs that were granted to Ms. Gardner in 2020 vested during 2021, resulting in the issuance to Ms. Gardner of 25,316 shares of Common Stock valued at the date of vesting at $1.75 per share (these shares are not included in the “Stock Awards” column for Ms. Gardner because the underlying TRSUs were granted during 2020).  At fiscal year-end, Ms. Gardner had no stock options and 31,250 TRSUs outstanding.

(5)
Dr. Sundaram was awarded 31,250 TRSUs in June 2021 having an aggregate grant date fair value of $60,000.  In addition, 25,316 TRSUs that were granted to Dr. Sundaram in 2020 vested during 2021, resulting in the issuance to Dr. Sundaram of 25,316 shares of Common Stock valued at the date of vesting at $1.75 per share (these shares are not included in the “Stock Awards” column for Dr. Sundaram because the underlying TRSUs were granted during 2020).  At fiscal year-end, Dr. Sundaram had no stock options and 31,250 TRSUs outstanding.

Through its Compensation Committee, the Board intends to continue assessing the manner in which it compensates its non-employee directors and to consider and implement further modifications to its compensation policies as necessary to continue to attract high-quality individuals to serve on the Board and to align its compensation of non-employee directors with best practices observed by similar companies.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS
Proposal 1:  Election of Directors
The Board has nominated Kathryn O’Connor Gardner and Kyle J. Loudermilk for re-election to the Board of Directors as Class III directors to serve until the 2025 annual meeting of stockholders and until their successors are elected and qualified.  Currently there are five directors serving on the Board.  The Board is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible.  Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal.  To be elected to the Board of Directors, a nominee for director must receive the affirmative vote of a majority of the sum of (a) the total votes cast for and (b) the total votes affirmatively withheld as to such nominee.  Abstentions and broker non-votes will not be counted for purposes of Proposal 1.
The terms of the Company’s Class III directors – Ms. Kathryn O’Connor Gardner and Mr. Kyle J. Loudermilk – will expire at the 2022 Annual Meeting.  Ms. Gardner and Mr. Loudermilk have been properly nominated for re-election at the Annual Meeting.  If elected, Ms. Gardner and Mr. Loudermilk will hold office until the 2025 Annual Meeting and until their successors are duly elected and qualified.  Biographical information, including professional background and business-related experience, for the two nominees and each of the incumbent directors is contained in the section captioned “Information About Directors and Executive Officers.”
The proxies solicited hereby, unless directed to the contrary, will be voted FOR election of both nominees.  The nominees have consented to being named in this Proxy Statement and to serve if elected.  The Board has no reason to believe that either of the nominees will not be a candidate or will be unable to serve, but if either occurs proxies may be voted for such substituted nominee or nominees as the Board, in its discretion, may designate.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE RE-ELECTION OF KATHRYN O’CONNOR GARDNER AND KYLE J. LOUDERMILK

Proposal 2:  Non-Binding Resolution to Approve Executive Compensation
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are providing stockholders the chance to approve, in a non-binding vote, the Company’s executive compensation as reported in this Proxy Statement.  We are providing stockholders with this opportunity on an annual basis pursuant to the recommendation of stockholders at the 2017 Annual Meeting that the Company hold a “say on pay” vote every year.
Our executive compensation programs are designed to support the Company’s long-term success.  The Compensation Committee has structured our executive compensation program to achieve the following key objectives:
•	to attract, retain, and reward talented and productive executive officers and other employees who can contribute (both short and long-term) to the success of the Company;
•	provide incentives for executive officers for superior performance; and
•	to align compensation and interests of the executive officers with those of the Company and reward executive officers according to their contribution to the Company’s success.

We urge stockholders to read the “Executive Compensation” disclosure set forth in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation philosophy and objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our Named Executive Officers.  The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in that disclosure are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.
We are asking stockholders to approve the following non-binding resolution at the Annual Meeting:
RESOLVED, that the stockholders of GSE Systems, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in accordance with compensation disclosure rules of the Securities and Exchange Commission, including as set forth in the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement relating to the Company’s Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors.  Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS SET FORTH IN THE SUMMARY COMPENSATION TABLE AND THE RELATED COMPENSATION TABLES AND NARRATIVE IN THE PROXY STATEMENT, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed the firm of Dixon Hughes Goodman LLP (including any successor firm, “DHG”) as the independent registered public accounting firm of the Company for fiscal year 2022.  DHG has announced its intention to merge with BKD LLP effective June 1, 2022.  Upon the effective date of the merger we intend to appoint the newly merged firm as the Company’s auditor for the year ended December 31, 2022.  If such merger becomes effective prior to the Annual Meeting, then the Company plans to submit the appointment of the DHG successor firm to serve as the Company’s auditor for the year ended December 31, 2022, to the stockholders for ratification at the Annual Meeting.  Representatives of DHG are expected to attend the Annual Meeting and will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.  For a description of the Audit Committee’s pre-approval policies and procedures pursuant to 17 CFR 210.2-01(c)(7)(i), see the section captioned “Audit Committee Pre-Approval of Audit and Non-Audit Services.”
Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting.  The stockholders’ ratification of the appointment of DHG will not impact the Audit Committee’s responsibility pursuant to its charter to appoint, replace, and discharge the independent registered public accounting firm.  If the stockholders do not ratify the appointment of DHG, the Audit Committee may reconsider the appointment.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF DIXON HUGHES GOODMAN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022

Proposal 4:  Approval of the Company’s 1995 Long-Term Incentive Plan (as Amended and Restated effective April 5, 2022)
The Board proposes that the stockholders of the Company approve certain amendments to the Long-Term Incentive Plan.  Prior to the amendment, there are 7,500,000 shares reserved for issuance under the Plan, however, as of the Record Date, only 516,241 shares remain available for grant.  The Board requests and recommends the stockholders ratify and approve the proposed 1995 Long-Term Incentive Plan as Amended and Restated effective April 5, 2022 (the “Amended and Restated Plan”), which provides for reservation of an additional 1,500,000 shares of common stock for issuance thereunder in accordance with the Company’s Bylaws and Delaware General Corporation Law.  The Amended and Restated Plan also adds certain amendments to (a) set 125,000 as the maximum number of shares of Common Stock of the Company that may be subject to awards of any combination granted during any one fiscal year to any one independent member of the Company’s Board of Directors, (b) increase from 400,000 to 700,000 the maximum number of shares of Common Stock of the Company subject to awards of any combination that may be granted during any one fiscal year to any one individual (other than an independent member of the Company’s Board of Directors), and (c) extend the term of the Plan, which is scheduled to terminate on April, 21, 2026, through April 4, 2032.  The Amended and Restated Plan is attached as Exhibit A.
As with prior amendments to the Plan, the purpose of increasing the number of shares of common stock available for issuance under the Amended and Restated Plan is to ensure that the Company has sufficient shares of common stock available to continue to utilize equity incentives to attract and retain the services of key individuals and high-quality employees, officers, directors, and consultants essential to its long-term growth and financial success, through the issuance of option grants and other awards and to provide additional incentive by permitting certain key individuals whose efforts have materially contributed to the Company’s success to be eligible to participate as owners of the Company.  The Amended and Restated Plan provides for a total of 9,000,000 shares of common stock which may be issued upon the exercise of options or other awards granted thereunder.
Establishing a maximum number of shares that can be subject to an award to any one independent member of the Board of Directors adds an important new limitation to the Amended and Restated Plan to bring it more in line with corporate governance best practices among public companies of the Company’s size.  As more particularly described in “Compensation of Directors” above, the Company currently relies on the use of RSU awards as an important component of the overall annual compensation to for independent directors.  Because the Board of Directors and the Compensation Committee must set annual independent director compensation amounts, this new limit of 125,000 shares per individual independent director represents a prudent governance check.
The Plan currently sets a limit of 400,000 shares for awards to any one individual within a single fiscal year.  The Amended and Restated Plan increases that limit to 700,000 shares in order to improve the Company’s ability to use equity-based awards to retain and reward senior executives and other critical employees.
The following is a summary of the material provisions of the Amended and Restated Plan, which is qualified in its entirety by the copy of the Amended and Restated Plan that is attached to this Proxy as Exhibit A.  A copy of the Amended and Restated Plan may also be obtained from the Plan Administrator at the Company’s executive offices located at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland, 21046.
Purpose
The purpose of the Amended and Restated Plan is to promote the long-term growth and profitability of the Company.  The Amended and Restated Plan is administered by the Board or a committee of the Board (the “Administrator”).  The Amended and Restated Plan permits the grant to employees, directors or consultants of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of these.
Outstanding equity awards represent potential future stock issuances that would, upon exercise or vesting (depending on the terms of the specific grant), result in diluting the percentage ownership of each investor.  As a percentage of the Company’s outstanding stock, the impact of outstanding equity awards serves as a measure of future dilution.  In addition, shares reserved for future equity awards under the Company’s stock plans can eventually dilute stock ownership as equity awards are granted and shares of Company stock are issued following exercise or vesting.
Employees often choose not to exercise vested options and hold on to them for possible future exercise.  Delaying to exercise vested options can have the effect of causing relatively high levels of outstanding options.  At present there are no outstanding options, but the Amended and Restate Plan permits future grants of such equity-based awards.  The Company currently has 2,273,691 restricted share units outstanding, all of which may convert into shares of outstanding Company common stock upon vesting if they do not expire or become forfeited prior to vesting, and if the grantee does not elect to surrender a portion of the shares to cover tax obligations incurred at the time of vesting (as more fully described below in “Shares Subject to the Plan”).  The Company has reserved an appropriate number of shares for issuance upon any such future vesting events, and if issued, all of such shares would have the effect of diluting the percentage ownership of other stockholders.
Intellectual capital, including the know-how of key employees of an acquired company, is a value component in most acquisitions.  Equity awards are frequently granted to employees of an acquired company to ensure business continuity in order to realize fully the value of the acquired company and its technologies.  Thus, in addition to the Company’s use of equity-based awards under the Amended and Restated Plan for purposes of retention and reward for existing employees, future acquisitions could result in an increase in the level of equity awards granted and outstanding, and therefore the amount of resulting dilution.

Shares Subject to the Plan
Subject to certain adjustments, the maximum number of shares of common stock that may be issued subject to awards granted under the Plan is 7,500,000 shares.  The Amended and Restated Plan would increase the number of shares reserved for issuance by 1,500,000 shares to a maximum of 9,000,000 shares.
If any award or portion of an award expires or terminates unexercised, becomes unexercisable, or is forfeited or otherwise terminated, surrendered, or canceled as to any shares of common stock, or if any shares are surrendered to the Company in connection with any award (whether or not such surrendered shares were acquired pursuant to any award), the shares subject to such award and the surrendered shares will thereafter be available for further awards, except as follows:  any shares of common stock that are surrendered to the Company in connection with any award or that are otherwise forfeited after issuance will not be available for purchase pursuant to incentive stock options intended to qualify under Section 422 of the Code.
The maximum number of shares of common stock subject to awards of any combination that may be granted during any one fiscal year of the Company to any one individual independent director under the Amended and Restated Plan is limited to 125,000 shares.  The maximum number of shares of common stock subject to awards of any combination that may be granted during any one fiscal year of the Company to any one individual (other than an independent director) under the Amended and Restated Plan is limited to 700,000 shares, subject to certain exceptions.  The limit on the maximum amount of cash payable for awards granted during any one fiscal year of the Company to any one individual (other than an independent director) is the amount equal to 400,000 times the fair market value per share of common stock, subject to certain exceptions.  The two limits applicable to individuals who are not independent directors are multiplied by three in connection with a new hire or internal promotion into a new position.  In addition, under the Plan, these per-individual limits will not be adjusted to effect a restoration of shares of common stock with respect to which the related award is terminated, surrendered or canceled.
The Company’s common stock might be affected by changes resulting from a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like.  If that happens, the Administrator is required to make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to awards and to the number, kind and price of shares covered by outstanding awards.  In addition, the Administrator is required to make any other adjustments in outstanding awards, including but not limited to reducing the number of shares subject to awards or providing or mandating alternative settlement methods such as settlement of the awards in cash, shares, or other securities of the Company or of any other entity, or in any other matters that relate to awards as the Administrator determines.
Administration
The Administrator has the powers vested in it by the terms of the Amended and Restated Plan, including determining the types of awards to be granted, number of shares covered by each award, the exercise price, vesting conditions, prescribed grant agreements evidencing such awards, and the establishment of programs for granting awards.  The Administrator has the authority to administer and interpret the Amended and Restated Plan and to adopt and interpret the rules, regulations, agreements, guidelines and instruments as it determines are necessary or advisable.  In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors deemed relevant in accomplishing the purposes of the Amended and Restated Plan.
Duration, Amendment, and Termination
If approved by the Company’s stockholders, the Amended and Restated Plan is effective as of April 5, 2022, and will terminate on April 4, 2032.  All awards made under the Amended and Restated Plan will remain in effect until such awards have been satisfied or terminated in accordance with the Amended and Restated Plan and the terms of such awards.  The Board may terminate, amend, or modify the Plan, or any portion of the Plan, at any time.
Eligibility and Participation
All employees, officers, directors, and consultants of the Company and any affiliate is eligible to be selected by the Administrator to participate in the Plan.  As of April 5, 2022, approximately 289 employees and four nonemployee directors of the Company were eligible to participate in the Plan.
Awards
The Plan authorizes the Administrator to award stock options, stock appreciation rights, restricted and unrestricted stock awards, phantom stock (or restricted stock units), and performance awards.
Stock Options.  Grants of options made under the Amended and Restated Plan are intended to qualify as either incentive stock options (“ISO”) or non-qualified stock options (“NSO”) as governed by Sections 422 and 83 of the Code, respectively.  Under applicable law, however, ISOs are available only for employees of the Company or any of its subsidiaries.  ISOs must have an exercise price at least equal to fair market value on the date of grant, but NSOs may be granted with an exercise price less than fair market value.  Under the Amended and Restated Plan, “fair market value” generally means the last reported sale price per share of the Company’s common stock on the Nasdaq Capital Market.  As of the close of trading on April 5, 2022, the fair market value of shares of the Company’s common stock was $1.82 per share.
Stock Appreciation Rights.  The Amended and Restated Plan permits the Administrator to grant stock appreciation rights.  A stock appreciation right entitles the holder to receive a payment in cash, shares of the Company’s common stock or a combination of both, as determined by the Administrator and specified in the applicable grant agreement.  The amount payable upon exercise is equal to the product of (1) the excess of (a) the fair market value on the exercise date of one share of the Company’s common stock over (b) the base price per share specified in the grant agreement, multiplied by (2) the number of shares with respect to which the stock appreciation right is exercised.
Stock Awards.  The Administrator may grant restricted or unrestricted stock awards in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law.  A stock award may be paid in common stock, cash, or both, as determined in the sole discretion of the Administrator.
Restricted Stock Unit Awards.  Restricted stock unit awards granted to a participant are credited to a bookkeeping reserve account solely for accounting purposes and do not require segregation of any of the Company’s assets.  An award of restricted stock units may be settled in common stock, cash, or a combination of both, as determined in the sole discretion of the Administrator.  Except as otherwise provided in the applicable grant agreement, a recipient of a restricted stock unit award has none of the rights of a holder of shares of common stock represented by the restricted stock unit award solely as a result of the grant of the award.

Performance Awards.  For the Company to avail itself of the tax deductibility of “qualified performance-based compensation” (as defined under Section 162(m) of the Code) paid to certain executive officers, the Amended and Restated Plan provides that the Administrator may grant performance awards that become payable on account of attainment of one or more performance goals established by the Administrator.  A performance goal can be based on one or more of the following business criteria:
•
Earnings or Profitability:  any derivative of revenue; earnings or loss (gross, operating, net, or adjusted); earnings or loss before interest and taxes (“EBIT”); earnings or loss before interest, taxes, depreciation, and amortization (“EBITDA”); profit margin; operating margin; or expense level or ratio; in each case, as may be adjusted exclude any of the following: interest expense, asset impairment or investment losses, or early extinguishment of debt or stock-based compensation expense;

•	Return: any derivative of return on investment, assets, equity, or capital (total or invested);

•	Investment: relative risk-adjusted investment performance or investment performance of assets under management;

•
Cash Flow:  any derivative of operating cash flow, cash flow sufficient to achieve a financial ratio or specified cash balance, free cash flow, cash flow return on capital, net cash provided by operating activities, cash flow per share, or working capital;

•	Liquidity: any derivative of debt leverage (including debt to capital, net debt to capital, debt to EBITDA or any other liquidity ratio);

•
Equity:  any derivative of return on equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings or loss per share (basic or diluted, before or after taxes); or

•
Strategic Criteria:  increased market penetration or market share; growth through acquisition; optimization of profit margins; new product or service offerings; progress toward development of internal equity-driven culture or other desired workforce characteristics; divestment of non-core business units; development of a commissioned sales force globally; or other goals that relate to or support Company strategies.

These criteria may apply to a participant, a business unit, or the Company, and in absolute terms or relative to a base period or the performance of a comparable entity, peer group, or index of companies, over such performance period as the Administrator may designate.
The Administrator may make one or more objectively determinable adjustments to the manner in which one or more performance goals is calculated or measured to account for, or ignore, one or more unusual or nonrecurring items or events, changes in applicable law, accounting principles, or business conditions, as specifically listed in the Amended and Restated Plan.
Federal Income Tax Consequences
Stock Options.  Generally, at the time of the grant, federal income tax is not payable by an option holder and the Company does not take a deduction.  Under current tax laws, if an option holder exercises a NSO, the option holder will have taxable income equal to the difference between the fair market price of the common stock on the exercise date and the stock option grant price.
Although no tax consequences generally result from the grant of the option, an option holder who exercises a NSO generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.  An option holder generally will have no taxable income upon exercising an ISO after the applicable holding periods have been satisfied (however, alternative minimum tax may apply), and the Company will not receive a deduction when an ISO is exercised.
Upon exercise of an option, the tax treatment may also vary depending on the amount of time the shares were held and whether they were acquired upon exercise of an ISO or a NSO.  The Company will be entitled to a deduction in the corresponding amount on its income tax return and, if the shares were acquired under an ISO before the applicable holding periods have been satisfied, it may be entitled to a deduction.
Restricted Stock Unit Awards.  A participant generally will recognize no income upon the receipt of a restricted stock unit award.  Upon the settlement of such an award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received.  If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date will be taxed as capital gain or loss.  The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
Other Considerations.  Effective January 1, 2005, Section 409A to the Code covers most programs that defer the receipt of compensation to a succeeding year.  It also provides strict election deferral and payout timing rules.  In the event an employee fails to comply with Section 409A, significant penalties may be placed on the individual employee.  However, Section 409A does not affect the Company’s ability to deduct deferred compensation.
The rules governing the tax treatment of options and the receipt of shares in connection with such grants are quite technical; accordingly, the above description of tax consequences is necessarily general in nature and does not purport to be complete.  Moreover, statutory provisions are subject to change, as their interpretation may vary in individual circumstances.  Finally, the tax consequences under applicable state laws may not be the same as under the federal income tax laws.

New Plan Benefits and Previous Awards
Future awards under the Amended and Restated Plan will be granted at the Administrator’s discretion and, therefore, are not determinable.  Details on awards under the Plan that were granted to the Company’s Named Executive Officers and directors are found elsewhere in this Proxy.  During the Company’s last completed fiscal year, 541,024 shares subject to awards under the Plan were granted to all current executive officers.  The table below shows the number of options that have been granted to certain persons and groups since the inception of the Plan.
Name and Principal Position	Option Awards
Kyle J. Loudermilk, Chief Executive Officer	-
Emmett A. Pepe, Chief Financial Officer	-
Bahram Meyssami, Ph.D., Chief Technology Officer	-

Executive Group	-
Non-Executive Director Group	-
Non-Executive Officer Employee Group	925,026

No options under the Plan have been granted since its inception to one or more director nominees, or to associates of any of the following:  director nominees, current directors, or executive officers.  No other person has received or will receive five percent of all options granted or will be granted under the Plan.
Equity Compensation Plan Information
The following table sets forth the equity compensation plan information for the year ended December 31, 2021:
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,595,674	(none)	1,273,368
Equity compensation plans not approved by security holders	(none)	(none)	(none)
Total:	1,595,674	(none)	1,273,368

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
APPROVAL OF THE COMPANY’S 1995 LONG-TERM INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE APRIL 5, 2022)

Other Business
As of the date of this proxy statement, the Company does not know of any matters that will be presented for action at the annual meeting other than those expressly set forth herein.  If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment.  In addition, if (i) the person named as the nominee to serve as a director is unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee or (ii) any stockholder proposal, which is not in this proxy statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Exchange Act, is presented for action at the meeting, or (iii) if any matters concerning the conduct of the meeting are presented for action, then stockholders present at the meeting may vote on such items.  If you are represented by proxy, your proxy will vote your shares using his discretion.
By Order of the Board of Directors
Daniel W. Pugh
General Counsel and Secretary
Columbia, Maryland

EXHIBIT A

GSE SYSTEMS, INC.
1995 LONG-TERM INCENTIVE PLAN
(as Amended and Restated effective April 5, 2022)
1. Restatement, Purpose and Types of Awards
GSE Systems, Inc., a Delaware corporation (the “Corporation”), maintained the GSE Systems, Inc. 1995 Long-Term Incentive Plan (as Amended through April 22, 2016) (the “Prior Plan”).  The Prior Plan has been amended and restated, as set forth herein, effective April 5, 2022, subject to the approval of the shareholders of the Corporation within twelve months of such effective date (the “Plan”).  Notwithstanding anything herein to the contrary, nothing in this Plan shall adversely affect the rights or obligations, under any Award granted under the Prior Plan, of any grantee or holder of the Award without such person’s approval.
The purpose of the Plan is to promote the long-term growth and profitability of the Corporation by: (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation; and (ii) enabling the Corporation to attract, retain and reward the best-available persons.
The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.
2. Definitions
Under this Plan, except where the context otherwise indicates, the following definitions apply:
(a)
“Affiliate” shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Corporation (including, but not limited to, joint ventures, limited liability companies, and partnerships).  For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(b)	“Award” shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

(c)	“Board” shall mean the Board of Directors of the Corporation.

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(e)	“Common Stock” shall mean shares of common stock of the Corporation, $.01 par value.

(f)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g)
“Fair Market Value” of a share of the Corporation’s Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq Capital Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the Nasdaq Capital Market or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator.  If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day.  As used herein, the term “trading day” shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq Capital Market, any business day.

(h)	“Grant Agreement” shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

(i)	“Parent” shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of “parent corporation” provided in Code section 424(e), or any successor thereto.

(j)
“Subsidiary” and “subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in Section 424(f) of the Code, or any successor thereto.

3. Administration
(a)
Administration of the Plan.  The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the “Administrator”).

(b)
Powers of the Administrator.  The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Corporation; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.  The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.
1

EXHIBIT A
(c)
Non-Uniform Determinations.  The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)
Limited Liability.  To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)
Indemnification.  To the maximum extent permitted by law and by the Corporation’s charter and bylaws, the members of the Administrator shall be indemnified by the Corporation in respect of all their activities under the Plan.

(f)
Effect of Administrator’s Decision.  All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Corporation, and their respective successors in interest.

4. Shares Available for the Plan; Maximum Awards
Subject to adjustments as provided in Section 7(d), the shares of Common Stock that may be issued with respect to Awards granted under the Plan (including, for purposes of this Section 4, the Prior Plan) shall not exceed an aggregate of 9,000,000 shares of Common Stock.  The Corporation shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d).  If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Corporation in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Corporation in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.
Subject to adjustments as provided in Section 7(d) and at the end of this paragraph, (a) the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one independent member of the Corporation’s Board of Directors under this Plan shall be limited to 125,000, and (b) the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual (other than an independent member of the Corporation’s Board of Directors) under this Plan shall be limited to 700,000, and (c) the maximum cash amount payable for Awards of any combination that may be granted during any one fiscal year of the Corporation to any one individual under this Plan shall be limited to the amount equal to 400,000 times the Fair Market Value per Share of Common Stock.  The foregoing per-individual limits are multiplied by three for grants awarded in connection with a new hire or internal promotion into a new position within the Corporation.  Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.
5. Participation
Participation in the Plan shall be open to all employees, officers, directors, and consultants of the Corporation, or of any Affiliate of the Corporation, as may be selected by the Administrator from time to time.
6. Awards
The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan.  Awards may be granted individually or in tandem with other types of Awards.  All Awards are subject to the terms and conditions provided in the Grant Agreement.
(a)
Stock Options.  The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation.  Options intended to qualify as incentive stock options under Code section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, but nonqualified stock options may be granted with an exercise price less than Fair Market Value.  No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(b)
Stock Appreciation Rights.  The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SAR”).  An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised.  Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator.  If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date.  No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)
Stock Awards.  The Administrator may from time to time grant restricted, performance restricted, or unrestricted stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.  A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

(d)
Phantom Stock.  The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“phantom stock”) in such amounts and on such terms and conditions as it shall determine.  Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation’s assets.  An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.  Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

2

EXHIBIT A
(e)
Performance Awards.  The Administrator may grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator.  Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator.  A performance goal can be based on one or more of the business criteria listed below, which apply to a participant, a business unit, or the Corporation, and in absolute terms or relative to a base period or the performance of a comparable entity, peer group, or index of companies, over such performance period as the Administrator may designate:

(i)
Earnings or Profitability:  any derivative of revenue; earnings or loss (gross, operating, net, or adjusted); earnings or loss before interest and taxes (“EBIT”); earnings or loss before interest, taxes, depreciation, and amortization (“EBITDA”); profit margin; operating margin; or expense level or ratio; in each case, as may be adjusted exclude any of the following: interest expense, asset impairment or investment losses, or early extinguishment of debt or stock-based compensation expense;

(ii)	Return: any derivative of return on investment, assets, equity, or capital (total or invested);

(iii)	Investment: relative risk-adjusted investment performance or investment performance of assets under management;

(iv)
Cash Flow:  any derivative of operating cash flow, cash flow sufficient to achieve a financial ratio or specified cash balance, free cash flow, cash flow return on capital, net cash provided by operating activities, cash flow per share, or working capital;

(v)	Liquidity: any derivative of debt leverage (including debt to capital, net debt to capital, debt to EBITDA or any other liquidity ratio);

(vi)
Equity:  any derivative of return on equity; total stockholder return; stock price; stock price appreciation; market capitalization; earnings or loss per share (basic or diluted, before or after taxes); or

(vii)
Strategic Criteria:  increased market penetration or market share; growth through acquisition; optimization of profit margins; new product or service offerings; progress toward development of internal equity-driven culture or other desired workforce characteristics; divestment of non-core business units; development of a commissioned sales force globally; or other goals that relate to or support the Corporation’s strategies.

The Administrator may make one or more objectively determinable adjustments to the manner in which one or more performance goals is calculated or measured to account for, or ignore, one or more of the following:  (1) items related to a change in accounting principle; (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by the Corporation during the Performance Period; (7) items related to the sale or disposition of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under U.S.  generally accepted accounting principles; (9) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (10) any other items of significant income or expense which are determined to be appropriate adjustments; (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets; (13) items that are outside the scope of the Corporation’s core, on-going business activities; (14) changes in foreign currency exchange rates; (15) items relating to changes in tax laws; (16) certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses); (17) items relating to asset impairment charges; or (18) items relating to gains or unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.
7. Miscellaneous
(a)
Withholding of Taxes.  Grantees and holders of Awards shall pay to the Corporation or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability.  The Corporation or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award.  In the event that payment to the Corporation or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the limit necessary to avoid liability-accounting treatment.

(b)	Loans. To the extent permitted by law, the Corporation or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c)
Transferability.  Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution.  Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(d)
Adjustments; Business Combinations.  In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, spin-off, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan and to the number, kind and price of shares covered by outstanding Awards, and shall make any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to Awards as the Administrator shall determine to be necessary or appropriate.

The Administrator is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that no adjustment shall be made to an Award subject to Code section 409A if the adjustment would violate Code section 409A.
(e)
Substitution of Awards in Mergers and Acquisitions.  Awards may be granted under the Plan from time to time in substitution for Awards held by employees or directors of entities who become or are about to become employees or directors of the Corporation or an Affiliate as the result of a merger or consolidation of the employing entity with the Corporation or an Affiliate, or the acquisition by the Corporation or an Affiliate of the assets or stock of the employing entity.  The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f)	Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time.

3

EXHIBIT A
(g)
Non-Guarantee of Employment or Service.  Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Corporation or shall interfere in any way with the right of the Corporation to terminate such service at any time with or without cause or notice.

(h)
No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person.  To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(i)
Governing Law.  The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland without regard to its conflict of laws principles.

(j)
409A Savings Clause.  The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A.  The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Code section 409A to the extent necessary to avoid the imposition of additional taxes under Code section 409A(a)(1)(B).  Should any provision of the Plan, any Grant Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A.  Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(k)
Effective Date; Termination Date.  The Plan is effective as of April 5, 2022, the date on which the Plan, as an amendment and restatement of the Prior Plan, was approved by the Board, subject to the approval of the stockholders of the Corporation within twelve months of such effective date.  No Award shall be granted under the Plan after the close of business on April 4, 2032.  Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

4

SCAN TO
VIEW MATERIALS & VOTE

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D83028-P74840 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GSE SYSTEMS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Kathryn O'Connor Gardner	☐	☐
1b. Kyle J. Loudermilk	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	**Against**	**Abstain**
2. A non-binding resolution to approve the compensation of the Company's named executive officers.	☐	☐	☐
3. To ratify the Company's appointment of an independent registered public accounting firm to serve as the Company's independent registered public accountants for the fiscal year ending December 31, 2022, as more particularly described in the Company's Proxy Statement for the 2022 annual meeting of stockholders.	☐	☐	☐
4. To approve the Company's 1995 Long-Term Incentive Plan (as Amended and Restated effective April 5, 2022).	☐	☐	☐

NOTE: In their discretion as to such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D83029-P74840

GSE SYSTEMS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
To be held on June 14, 2022
This proxy is solicited on behalf of the Board of Directors of GSE Systems, Inc.

The undersigned hereby constitutes and appoints Kyle Loudermilk and/or Emmett Pepe, or either of them, as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of GSE Systems, Inc. (the "Company") to be held at 6724 Alexander Bell Drive, Hub Spot Conference Center, Suite 105, Columbia, MD 21046 at 9:00 a.m., local time, on June 14, 2022, and at any and all adjournments or postponements of the meeting, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the accompanying proxy statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side